Vertex Energy, Inc. 8-K

Exhibit 10.1

VERTEX REFINING MYRTLE GROVE LLC

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of July 25, 2019

THE COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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Schedule I	Members, Commitments and Units Held

Annex A	Assets
Annex B	Form of Share Purchase and Subscription Agreement
Annex C	Operating Principles

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VERTEX REFINING MYRTLE GROVE LLC
LIMITED LIABILITY COMPANY AGREEMENT

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Vertex Refining Myrtle Grove LLC, dated as of July 25, 2019, is entered into by and among the Members (as defined below).

WHEREAS, the Company (as defined below) was formed as a Delaware limited liability company pursuant to the filing of a Certificate of Formation on February 20, 2019, with the Secretary of State of Delaware;

WHEREAS, pursuant to a Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), the Class A Holder (as defined below) contributed 100% of the assets owned by an affiliate of the Class A Holder and used or useable in connection with the business as more particularly described in the Confidential Information Memorandum dated September 2017 including the assets set forth on Annex A to the Company in exchange for twenty-one thousand six hundred sixty-seven (21,667) Class A Units and one thousand (1,000) Class B Units (the “Contribution and Exchange”); and

WHEREAS, concurrent with the Contribution and Exchange, pursuant to a Share Purchase and Subscription, dated as of the date hereof by and among the Class A Holder, the Class B Holder and the Company, the Class B Holder purchased from the Company three thousand (3,000) newly-issued Class B Units and one thousand Class B Units held by the Class A Holder (the “Class B Sale”) for a total of four million dollars ($4,000,000).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 10.2.

“Additional Units” has the meaning set forth in Section 6.7(d).

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be:

(a)       reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and

(b)       increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Adjusted EBITDA” means, for any period, the sum of EBITDA for such period plus, to the extent an acquisition has been consummated during such period, EBITDA attributable to such acquisition (but only that portion of EBITDA attributable to the portion of such period that occurred prior to the date of consummation of such acquisition).

“Admission Date” has the meaning set forth in Section 9.6.

“Advisory Agreement” means the advisory agreement, dated as of the date hereof, by and between Tensile Capital GP LLC and the Company.

“Affiliate” of any Person means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies whether through ownership of voting securities, by contract or otherwise.

“Aggregate Catch-Up Amount” means an amount equal to (a) the sum of all Distributions made pursuant to Section 4.1(a)(i) and 4.1(a)(ii), multiplied by the quotient of (b) the number of Class A Units held by all Class A Unitholders, divided by the number of Class B Units held by all Class B Unitholders, in each case determined without taking into effect the conversion of any Class B Units into Class A Units.

“Agreement” has the meaning set forth in the preamble.

“Approved Sale” has the meaning set forth in Section 12.9(a).

“Approving Unitholders” has the meaning set forth in Section 12.9(a).

“As-Converted Basis” means, at the time of determination, on a basis assuming all outstanding Class B Units had converted into Class A Units and the Class B Unitholders held such Class A Units.

“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Article X.

“Authorized Representative” has the meaning set forth in Section 5.7(c).

“Automatic Conversion” has the meaning set forth in Section 6.8(a).

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Blocker Shares” has the meaning set forth in Section 9.2(c).

“Board” has the meaning set forth in Section 5.1.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g) as reasonably determined by the Board in good faith.

“Business” means the collection, storage, transportation, transfer, refining, re-refining, distilling, aggregating, processing, blending, sale or trading of used motor oil, used lubricants, recycled fuel oil, or related products and services such as vacuum gas oil, base oil, and asphalt flux.

“Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized by law to close in San Francisco, California or Houston, Texas.

“Call” has the meaning set forth in Section 6.11(a).

“Call Purchase Price” has the meaning set forth in Section 6.11(a).

“Capital Account” means the capital account maintained for a Member pursuant to Section 3.2.

“Capital Contribution” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Member contributes to the Company pursuant to Section 3.1.

“Cash-on-Cash Return” means a total cumulative return (excluding any fees (management, transaction, advisory, expense reimbursement or otherwise) and the value of any securities or other non-cash consideration received by the Class B Unitholders), expressed as a multiple of the Class B Unitholders’ Invested Capital.

“Cause” shall have the meaning ascribed to such term in any written employment, consulting or severance agreement (or legally binding offer letter or other similar agreement) between the Company or any Subsidiary of the Company and such Management Member, or in the absence of any such written agreement defining such term, shall mean any of the following: (a) a material failure to perform responsibilities or duties to the Company or any Subsidiary of the Company under any written employment, consulting or severance agreement (or legally binding offer letter or other similar agreement) between the Company or any Subsidiary of the Company and such Management Member or those other responsibilities or duties as requested from time to time by such Management Members’ manager(s) and/or the Board; (b) engagement in illegal or improper conduct or in gross misconduct; (c) commission or conviction of, or plea of guilty or nolo contendere to, a felony, a crime involving moral turpitude or any other act or omission that the Company or any Subsidiary of the Company in good faith believes may harm the standing and reputation of the Company or any Subsidiary of the Company; (d) a material breach of the duty of loyalty to the Company or any of its Subsidiaries or a material breach of the written code of conduct and business ethics of the Company or any of its Subsidiaries or any agreement between such Management Member and the Company or any of its Subsidiaries; (e) dishonesty, fraud, gross negligence or repetitive negligence committed without regard to corrective direction in the course of discharge of duties as an employee or consultant; (f) personal bankruptcy or insolvency; or (g) excessive and unreasonable absences from duties for any reason (other than authorized vacation or sick leave or as a result of disability).

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware, as amended and/or restated from time to time.

“Class A Holder” means Vertex Energy Operating LLC, so long as it continues to hold Class A Units.

“Class A Holder Managers” has the meaning set forth in Section 5.3(a)(ii).

“Class A Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to Class A Units in this Agreement.

“Class A Unitholder” means a Member holding any Class A Units.

“Class B Holder” means Tensile-Myrtle Grove Acquisition Corporation and its permitted transferees, so long as such entities continue to own Class B Units.

“Class B Holder Exempt Transfer” means (a) a Transfer by the Class B Holder to any equityholder of the Class B Holder (and any subsequent transfers among such equityholders), (b) a sale of Units by the Class B Holder in a Public Sale, (c) a Transfer by the Class B Holder to any Qualified Purchaser of any class of Equity Securities representing, in the aggregate, together with all other Transfers effected pursuant to this clause (c), twenty-five percent (25%) or less of such class of Equity Securities held by the Class B Holder, or (d) a Transfer between the Class B Holder and any of its Affiliates; provided that this Agreement will continue to apply to the Units held by the Class B Holder after any Transfer pursuant to clauses (a), (c) and (d) above and the transferees of such Units pursuant to such clauses shall agree in writing to be bound by the provisions of this Agreement, and to be subject to the same terms and conditions as the Class B Holder.

“Class B Holder Managers” has the meaning set forth in Section 5.3(a)(i).

“Class B Preference” has the meaning set forth in Section 4.1(d)(i).

“Class B Sale” has the meaning set forth in the preamble.

“Class B Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to Class B Units in this Agreement.

“Class B Unitholder” means a Member holding any Class B Units.

“Class B Yield” means, with respect to each Class B Unit, the amount accruing on such Class B Unit on a daily basis, at the rate of twenty-two and one half percent (22.5%) per annum, compounded quarterly based on the date of issuance of such Class B Unit, on the sum of (a) the Unreturned Capital of such Class B Unit plus (b) the Unpaid Class B Yield thereon for all prior periods. In calculating the amount of any Distribution to be made during a partial period, the portion of each Class B Unit’s Class B Yield for such partial period shall be prorated based upon the number of elapsed days prior to such Distribution in such partial period.

“Code” means the United States Internal Revenue Code of 1986, as amended through the date hereof. Such term shall, at the Board’s sole discretion, be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary).

“Commitment” means, with respect to each Member, the aggregate amount of Capital Contributions made or agreed to be made by such Member as specified in Schedule I attached hereto as the same may be modified from time to time under the terms of this Agreement; provided that notwithstanding any other provision in this Agreement to the contrary, no Member shall be under any obligation to make any additional Capital Contributions other than as originally set forth in Schedule I, unless such Member shall otherwise agree in writing.

“Company” means Vertex Refining Myrtle Grove LLC, a Delaware limited liability company, established in accordance with this Agreement, as such limited liability company may be from time to time constituted, and including its successors.

“Company Confidential Information” has the meaning set forth in Section 5.7(c).

“Company Interest” means the interest of a Member in Profits, Losses and Distributions.

“Company Repurchase Notice” has the meaning set forth in Section 3.7(c).

“Competitive Activity” means, with respect to any Management Member, directly or indirectly, owning any interest in, managing, controlling, participating in, consulting with, rendering services for, or in any other manner engaging in any Competitive Business; provided that neither (a) being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a publicly-traded corporation engaged in a Competitive Business, so long as such Management Member has no active participation in the business of such corporation nor (b) performing any services for the Company shall be considered a Competitive Activity.

“Competitive Business” means a business engaging in the operation of one or more used oil re-refineries and, in connection therewith, purchasing used lubricating oils and re-refining such oils into processed oils and other products for the distribution, supply and sale to end-customers, excluding the business conducted by Vertex Refining LA LLC and the business conducted by Cedar Marine Terminals, LP.

“Competitor” means any Person engaged in a Competitive Business if such person has annual revenues in excess of $25,000,000 or an annual collected volume of used oil in excess of 5,000,000 gallons.

“Consolidated Net Income” means the consolidated net income (or loss) for such period, determined on a consolidated basis in accordance with GAAP, excluding consolidated net income of any acquisition for any period prior to the consummation of such acquisition, any gains or losses from dispositions outside of the ordinary course, any extraordinary, non-recurring or unusual non-cash gains or non-cash losses, charges or expenses and any non-cash gains or non-cash losses from discontinued operations, any gains or losses due solely to the cumulative effect of any change in accounting principles and the effects resulting from purchase accounting adjustments.

“Contribution Agreement” has the meaning set forth in the preamble.

“Contribution and Exchange” has the meaning set forth in the preamble.

“Conversion Price” means, with respect to any Class B Unit, the original purchase price of such Class B Unit, as adjusted pursuant to the terms of this Agreement.

“Conversion Right” has the meaning set forth in Section 6.6(a).

“Conversion Time” has the meaning set forth in Section 6.6(c).

“Cure Period” has the meaning set forth in Section 6.9(d).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

“Director Indemnification Agreement” means an indemnification agreement between a member of the Board of the Company and the Company.

“Dispute Procedure” means, in any case where a determination or approval of the Board is called for hereunder and is expressly made subject to a resolution pursuant to the Dispute Procedure herein set forth, the Class B Holder may demand the engagement by the Company of an independent accounting firm reasonably acceptable to the Board for the purpose of calculating the accuracy and/or compliance of any such determination or approval with the applicable provisions hereof. In any such instance, absent manifest error the calculation of the independent accounting firm shall be binding. The fees for such independent accounting firm shall be borne as follows: (a) in the event that the independent accounting firm’s calculation varies from the Board-approved measure by more than five percent (5%) in favor of the Class B Holder, the Company shall bear the expense and (b) if the independent accounting firm’s valuation varies from the Board-approved measure by five percent (5%) or less in favor of the Class B Holder, the Class B Holder will bear the expense.

“Distribution” means each distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided that none of the following shall be a Distribution (a) any recapitalization or exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (b) any redemption or repurchase by the Company of any securities effected pro rata as amongst the holders of Units, (c) any fees or expenses that are required to be and are paid and/or reimbursed to any Member and/or the Affiliate of any Member, or (d) distributions made pursuant to Section 4.1(b).

“EBITDA” means EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income for such period but without duplication: (a) interest expense; (b) all federal, state, provincial, local and foreign income tax and franchise tax expenses; (c) depreciation and amortization; (d) reimbursement of expenses paid to the Class A Holder pursuant to the Advisory Agreement not to exceed $1,000,000 annually; (e) transaction fees, administration fees, costs, charges and expenses associated with acquisitions, mergers, financings, investments, loans, or similar fees, costs charges and expenses, whether or not consummated, other than any transaction fees payable to any Member or any of their respective Affiliates; (f) non-cash fees, costs, charges and expenses incurred pursuant to any management equity plan or any other management or employee benefit plan or agreement; (g) non-cash losses (or minus non-cash gains) resulting from currency exchange rate fluctuations, stock compensation, interest rate swaps or hedges and deferred rent adjustments but excluding any non-cash loss to the extent that it represents an accrual or reserve for potential cash losses resulting from any of the foregoing in any future period; (h) any (i) non-cash purchase accounting adjustments, (ii) non-cash impairment charges, write-downs or write-offs and (iii) other non-cash adjustments, in each case made pursuant to GAAP; (i) non-recurring integration expenses, severance amounts and retention and relocation payments; (j) one-time fees, losses, costs, charges and expenses due to changes in accounting policy and (k) other non-cash charges or other expenses as reasonably approved by the Board subject to the Dispute Procedure.

“Effective Date” means the effective date of this Agreement.

“Electing Class B Unitholders” has the meaning set forth in Section 6.9(a).

“Entity” has the meaning set forth in Section 12.7(a).

“Equity Securities” means (a) Units or other equity interests in the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Board, including rights, powers and duties senior to existing classes and groups of Units and other equity interests in the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company. For purposes of Section 6.10, this definition shall not include subpart (b).

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Fair Market Value” means, with respect to any asset or equity interest, its fair market value determined according to Article XIII.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Board and which is permitted or required by Code Section 706.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 7.2.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Governmental Entity” means the United States of America or any other nation, any state, local or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Heartland Closing” shall mean the consummation of the transactions contemplated by the Share Purchase and Subscription Agreement in substantially the form attached as Annex B

“Indemnified Person” has the meaning set forth in Section 6.4(a).

“Internal Rate of Return” means, as of the date of determination, the discount rate (compounded annually) at which the net present value of the cash flows received by the Class B Unitholders is equal to zero, taking into account the respective dates of such clash flows as determined by the Board subject to the Dispute Procedure with respect to all of the debt and equity securities of the Company held by the Class B Unitholders based solely on (a) the net cash proceeds received by the Class B Holders as a result of any sale, exchange or other disposition of Class B Units or any other debt or equity securities of the Company held by the Class B Unitholders, (b) the aggregate amount of the Class B Holder’s total cumulative investment in the Company, whether made in respect of such Class B Units, or any other debt or equity securities of the Company and (c) the amount of cash received from the Company as dividends, distributions, interest payments or otherwise (excluding any fees, tax distributions and expense reimbursements) with respect to all of the Class B Units or other debt or equity securities of the Company, in each case, from and including the Effective Date until such time.

“Invested Capital” means the Class B Unitholder’s cumulative Capital Contributions (including amounts loaned to the Company or any of its Subsidiaries, as applicable) plus the amount paid by the Class B Unitholder to the Class A Unitholder pursuant to the Class B Sale transaction,

“IPO” means the initial sale pursuant to a registration statement filed under the Securities Act of any equity securities of the Company, whether by the Company or any holder of equity securities of the Company.

“Loss” or “Losses” means items of Company loss and deduction determined according to Section 3.2.

“Management Incentive Unit Agreement” means a Management Incentive Unit Agreement between the Company and a Management Member as in effect from time to time.

 “Management Incentive Units” has the meaning set forth in Section 3.6(a).

“Management Member” has the meaning set forth in Section 3.6(a).

“Manager” has the meaning set forth in Section 5.1.

“Member” means each of the members named on Schedule I attached hereto and any Person admitted to the Company as a Substituted Member or Additional Member, but only so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“Member Approval Matters” has the meaning set forth in Section 6.12.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

“Original Cost” of any Management Incentive Unit will be equal to the price paid therefor (in each case, as proportionally adjusted for all Unit splits, Unit dividends, and other recapitalizations or similar adjustments affecting such Management Incentive Unit subsequent to any such purchase), if any.

“Other Agreements” has the meaning set forth in Section 9.4.

“Participating Management Incentive Unit” means a Management Incentive Unit, the Participation Threshold of which has been reduced to zero (taking into account any adjustments described in Section 3.6(d))

“Participating Unit” means, with respect to any Distribution pursuant to Section 4.1(a)(iv) hereof, any (i) Class A Unit and (ii) Class B Unit other than (A) a Management Incentive Unit that is not a Participating Management Incentive Unit or (B) a Management Incentive Unit that is not a Vested Unit.

“Participating Unitholders” has the meaning set forth in Section 9.2(a)(i).

“Participation Threshold” has the meaning set forth in Section 3.6(c).

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other entity or organization, regardless of whether a legally recognized person.

“Potential Participating Unitholder” has the meaning set forth in Section 9.2(b).

“Preemptive Holder” has the meaning set forth in Section 12.8(a).

“Preemptive Notice” has the meaning set forth in Section 12.8(c).

“Preemptive Reply” has the meaning set forth in Section 12.8(c).

“Profits” means items of Company income and gain determined according to Section 3.2.

“Proposed Purchaser” means the proposed transferee(s) of a Transfer that is subject to the rights set forth in Section 9.2(b)(i), which proposed transferee(s) shall be Qualified Purchasers.

“Public Sale” means any sale of equity securities of the Company (other than rights to acquire equity securities of the Company) to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Qualified Purchaser” means an unaffiliated third-Person that is not a Competitor.

“Redemption” has the meaning set forth in Section 6.9(a).

“Redemption Notice” has the meaning set forth in Section 6.9(a).

“Regulatory Allocations” has the meaning set forth in Section 4.5.

“Related Party” means any Unitholder, any transferee thereof as permitted pursuant to Section 9.2, any Affiliate or portfolio company of any of the foregoing and/or any Person which any of the foregoing controls, is controlled by or is under common control with; provided that for purposes of this definition, the Company and its Subsidiaries will not be considered a “Related Party” of any Unitholder.

“Related Party Transaction” means any agreement, contract, transaction, payment or arrangement between the Company or any of its controlled Affiliates, on the one hand, and any Related Party, on the other hand; provided that for purposes of this definition, the following will not be considered a “Related Party Transaction”: (a) employment and/or related or similar agreements entered into with a Unitholder who is also a director, manager, officer or employee of the Company or any of its Subsidiaries (in each case, in a manner consistent with the Company’s budget), (b) any issuance of Equity Securities of any of its Subsidiaries pursuant to an equity incentive plan approved pursuant to Section 6.12(b), (c) any issuance of Equity Securities subject to Section 12.8 below and the exercise of rights acquired pursuant to such Equity Securities, or (d) indemnification, advancement of expenses and/or exculpation of liability made pursuant to this Agreement or pursuant to Director Indemnification Agreements.

“Repurchase Notice” has the meaning set forth in Section 3.7(c).

“Repurchase Option” has the meaning set forth in Section 3.7(a).

“Required Manager” has the meaning set forth in Section 5.5(a).

“Revised Partnership Audit Procedures” means the provisions of Subchapter C of Subtitle A, Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015, P.L. 114 74 (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof).

“Sale Notice” has the meaning set forth in Section 9.2(a)(i).

“Sale of the Company” means either (a) the sale, lease, license, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of a majority of the assets of the Company and its Subsidiaries, taken as a whole, or (b) a transaction or a series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) the result of which is the holders of the Company’s outstanding voting securities as of the date of this Agreement are no longer the beneficial owners, in the aggregate, after giving effect to such transaction or series of related transactions, directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting securities of the Company. Notwithstanding the foregoing, no such transaction or series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) in connection with a Public Sale shall be deemed a Sale of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Securities and Exchange Commission” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Subsidiary” means, with respect to any Person of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 10.1.

“Supplemental Repurchase Notice” has the meaning set forth in Section 3.7(c).

“Tax Matters Representative” has the meaning set forth in Section 8.3.

“Taxable Year” means the Company’s accounting period for federal income tax purposes determined pursuant to Section 8.2.

“Tensile” means Tensile Capital Partners Master Fund LP.

“Tensile Group” means Tensile Capital Management, its Affiliates and any of their respective managed investment funds and portfolio companies (including the Class B Holder, but excluding the Company and its Subsidiaries) and their respective partners, members, directors, employees, stockholders, agents, any successor by operation of law (including by merger) of any such Person, and any entity that acquires all or substantially all of the assets of any such Person in a single transaction or series of related transactions.

“Tensile Group Repurchase Notice” has the meaning set forth in Section 3.7(c).

“Termination Date” has the meaning set forth in Section 3.7(a).

“Territory” means Louisiana, Florida, Georgia, Alabama, Arkansas, Mississippi, Texas, Missouri and Oklahoma.

“Total Equity Value” means the total gross proceeds which would be received by the holders of the Company’s Equity Securities if the assets and business of the Company and its Subsidiaries as a going-concern were sold in an orderly transaction to a willing buyer, and such proceeds were then distributed in accordance with this Agreement (as then in effect) after payment of, or provision for, appropriate obligations and liabilities (including all taxes, costs and expenses incurred in connection with such transaction and any reserves established by the Board for contingent liabilities in connection with the transaction in which Total Equity Value is being determined), all as determined by the Board subject to the Dispute Procedure.

“Transfer” has the meaning set forth in Section 9.1. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transferring Unitholder” has the meaning set forth in Section 9.2(b)(i).

“Treasury Regulations” means the income tax regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Unit” means a Company Interest of a Member or an Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees, whether a Class A Unit or Class B Unit; provided that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Unitholder” means a holder of Units.

“Unpaid Class B Yield” of any Class B Unit means, as of any date, any positive amount equal to (a) the aggregate Class B Yield accrued on such Class B Unit for all periods prior to such date, less (b) the aggregate amount of prior Distributions made by the Company that constitute payment of Class B Yield on such Class B Unit pursuant to Section 4.1(a)(i).

“Unreturned Capital” means, with respect to any Class B Unit, an amount equal to the sum of (a) the aggregate amount of Capital Contributions made or deemed made in exchange for or on account of such Class B Unit, less (b) the aggregate amount of prior Distributions made by the Company that constitute a return of the Capital Contributions therefor pursuant to Section 4.1(a)(ii).

“Vertex Company Group” means Vertex Energy Operating LLC and its Subsidiaries, together with its parent, Vertex Energy.

“Vertex Energy” shall mean Vertex Energy, Inc. or its successors or assigns.

“Vertex Triggering Event” means (a) any dissolution, winding up or liquidation of any substantive member of the Vertex Company Group, (b) any sale, lease, license or disposition of any material assets of any substantive member of the Vertex Company Group, (c) any transaction or series of related transactions (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) involving any substantive member of the Vertex Company Group, the result of which is that the holders of the voting securities of the relevant member of the Vertex Company Group as of the date hereof are no longer the beneficial owners, in the aggregate, after giving effect to such transaction or series of transactions, directly or indirectly, through one or more Subsidiaries, of more than fifty percent (50%) of the voting power of the outstanding voting securities of the relevant member of the Vertex Company Group, (d) the failure to consummate the Heartland Closing by June 30, 2020 (a “Part (d) Event”), (e) the failure of the Class A Unitholder to operate the Company in good faith with appropriate resources in accordance with the operating principles set forth on Annex C or (f) the material failure of the Class A Unitholder and its Affiliates to comply with the terms of the Contribution Agreement, in each case of clauses (a) and (b), that results in material impairment to the financial condition of the Vertex Company Group on a consolidated basis.

“Vested Units” has the meaning set forth in Section 3.6(f).

“Year-End Tax Distributions” has the meaning set forth in Section 4.1(e).

Article II

ORGANIZATIONAL MATTERS

2.1       Formation of Company. The Company was formed on February 20, 2019 pursuant to the provisions of the Delaware Act.

2.2       Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.6 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control; provided further that notwithstanding the foregoing, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.

2.3       Name. The name of the Company shall be Vertex Refining Myrtle Grove LLC. The Board in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

2.4       Purpose. The purpose and business of the Company shall be any business which may lawfully be conducted by a limited liability company formed pursuant to the Delaware Act.

2.5       Principal Office; Registered Office. The principal office of the Company shall be at 1331 Gemini Street, Suite 250, Houston, Texas 77058, or such other place as the Board may from time to time designate. The Company may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all of the Members. The registered office of the Company required by the Delaware Act to be maintained in the State of Delaware shall be the registered office set forth in the Certificate or such other office (which need not be a place of business of the Company) as the Board (as defined below) may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there.

2.6       Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article XII.

2.7       No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Article III

CAPITAL CONTRIBUTIONS

3.1       Members.

(a)       The Board may at any time, subject to Section 6.12(b), without the need for any amendment hereunder, authorize and issue any class of Units. All Units issued hereunder shall be uncertificated unless otherwise determined by the Board.

(b)       Each Member named on Schedule I attached hereto has made Capital Contributions to the Company as set forth on Schedule I and holds the number of Units of the Company set forth on Schedule I. Each Member acknowledges and agrees that portions of this Agreement, including Schedule I, may be redacted or information herein may otherwise be aggregated to prevent disclosure of confidential information.

(c)       Each Member who is issued Units by the Company pursuant to the authority of the Board set forth in Section 5.1 shall make the Capital Contributions to the Company determined by the Board pursuant to the authority of the Board set forth in Section 5.1 in exchange for such Units.

(d)       No Member shall be required or, except as approved by the Board pursuant to Section 5.1 and in accordance with the other provisions of this Agreement, permitted to (i) make any Capital Contribution in excess of its Commitment as set forth on Schedule I or (ii) loan any money or property to the Company or borrow any money or property from the Company.

3.2       Capital Accounts.

(a)       The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Board), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

(b)       For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i)       The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii)       If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii)       Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv)       Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v)       To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

3.3       Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

3.4       No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

3.5       Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company as its Commitment, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

3.6       Management Incentive Units.

(a)       From time to time from and including the date hereof, the Board shall have the power and discretion to approve the issuance of Class A Units and Class B Units in the aggregate to any manager, employee, independent contractor or consultant of the Company or its Subsidiaries (each such person, a “Management Member”); provided that no such Class A Units or Class B Units are authorized as of the date hereof. The Board shall have power and discretion to approve which managers, employees, independent contractors, or consultants shall be offered and issued such Units (“Management Incentive Units”), the number of Management Incentive Units to be offered and issued to each Management Member and the purchase price and other terms and conditions with respect thereto.

(b)        The provisions of this Section 3.6 are designed to provide incentives to managers, employees, independent contractors or consultants of the Company or its Subsidiaries. This Section 3.6, together with the other terms of this Agreement and the Management Incentive Unit Agreements relating to Management Incentive Units, are intended to be a compensatory benefit plan within the meaning of Rule 701 of the Securities Act, and, unless and until the Company’s Equity Securities are publicly traded, the issuance of Management Incentive Units are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act.

(c)        On the date of each grant of Management Incentive Units to a Management Member, the Board will establish (and document in the applicable Management Incentive Unit Agreement) an initial “Participation Threshold” amount with respect to each such Management Incentive Unit granted on such date.

(d)        Each Management Incentive Unit’s Participation Threshold shall be adjusted after the grant of such Management Incentive Unit as follows:

(i)	In the event of any Distribution pursuant to Section 4.1(a)(iv), the Participation Threshold of each Management Incentive Unit outstanding at the time of such Distribution shall be reduced (but not below zero) by the amount of such Distribution.

(ii)	In the event of any change in the Company’s capital or economic structure not addressed above (including any redemption of outstanding Units), the Board may equitably adjust the Participation Thresholds of the outstanding Management Incentive Units to the extent necessary (in the Board’s good faith judgment) to prevent such capital structure change from changing the economic rights represented by the Management Incentive Units in a manner that is disproportionately favorable or unfavorable in relation to the economic rights of other classes or series of outstanding Units.

(e)       In connection with any approved issuance of Management Incentive Units to a Management Member hereunder, such Management Member shall execute a counterpart to this Agreement (or a joinder to this Agreement in a form acceptable to the Company), accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents and instruments to effect such purchase (including, without limitation, a Management Incentive Unit Agreement) as are required by the Board.

(f)       If the Board so determines, the Management Incentive Units issued to any Management Member shall become vested in accordance with the vesting schedule determined by the Board in connection with the issuance of such Management Incentive Units (and reflected in the relevant Management Incentive Unit Agreement). Management Incentive Units that are subject to vesting and that are vested per such vesting schedule or by the Board are referred to herein as “Vested Units”. Management Incentive Units that are subject to vesting and that are not yet vested per such vesting schedule, or as otherwise provided by the Board, are referred to herein as “Unvested Units”. Management Incentive Units that are not subject to vesting or that are fully vested on the date of issuance shall be deemed “Vested Units” for all purposes hereunder.

(g)       The Management Incentive Units to be issued under this Agreement may be intended to be “profits interests,” within the meaning of IRS Revenue Procedures 93-27 and 2001-43.

(h)       Each Management Member shall make and file with the Internal Revenue Service a “Section 83(b) Election” with respect to the Management Incentive Units in such form as required by applicable Treasury Regulations. Any such Section 83(b) Election shall be filed within 30 days of the grant date of a Management Incentive Unit to a Management Member. Each Management Member acknowledges and understands that it is such Management Member’s sole obligation and responsibility to timely file such Section 83(b) Election, and neither the Company nor its legal or financial advisors shall have (i) any obligation or responsibility with respect to such filing or (ii) any liability resulting or arising from the failure to timely file such Section 83(b) Election.

(i)       By executing this Agreement, each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company, including the Management Incentive Units. For purposes of making such Safe Harbor election, the Tax Matters Representative is hereby designated as the “member who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Representative constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Company and each Member hereby agree to comply with all requirements of the Safe Harbor described in the IRS Notice, including, without limitation, the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of each “Safe Harbor Partnership Interest” issued by the Company in a manner consistent with the requirements of the IRS Notice. A Member’s obligations to comply with the requirements of this Section 3.6(i), shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up the Company, and, for purposes of this Section 3.6(i), the Company shall be treated as continuing in existence.

3.7       Repurchase Option. Except as otherwise set forth in a Management Member’s Management Incentive Unit Agreement:

(a)       If a Management Member ceases to be employed by the Company or its Subsidiaries for any reason (or in the case of a Management Member who was not an employee, if such Management Member is no longer acting as a manager of or consultant or independent contractor to the Company or any of its Subsidiaries for any reason) (the date of such cessation, the “Termination Date”), the Management Incentive Units issued to such Management Member and any other Units held by such Management Member (whether held by such Management Member or one or more transferees of such Management Member, other than the Company or any member of the Tensile Group) will be subject to repurchase by the Company and then the members of the Tensile Group (each of the aforementioned solely at their option) pursuant to the terms and conditions set forth in this Section 3.7 (the “Repurchase Option”).

(b)       Commencing on the later of (x) the Termination Date of a Management Member and (y) the one hundred eighty-first (181s)t day following the date upon which the Management Incentive Units that are subject to such repurchase have become Vested Units, the Company and then the members of the Tensile Group may elect to repurchase all or any portion of the Management Incentive Units at a price per Unit equal to (i) with respect to any (A) Unvested Units or (B) in the event of (1) such Management Member’s termination for Cause, (2) such Management Member’s resignation or (3) such Management Member’s participation in a Competitive Activity, at the lower of Original Cost or Fair Market Value (determined as of a date within sixty (60) days prior to the date of repurchase) as specified by the purchasing members of the Tensile Group and (ii) otherwise, at Fair Market Value (determined as of the later of (x) or (y) above). The Company and the members of the Tensile Group, as the case may be, may elect to purchase all or any portion of any Unvested Units before purchasing any other Management Incentive Units. In the event any rights pursuant to the Repurchase Option may arise, the Company will promptly notify the members of the Tensile Group thereof.

(c)       Subject to Section 3.7(b), the Company may elect to exercise the Repurchase Option to purchase up to its pro rata share (determined based upon the number of Units then held by each such member of the Tensile Group) by delivering written notice (a “Company Repurchase Notice”) to the holder or holders of the Management Incentive Units no later than eighteen (18) months after the latest of (i) the Termination Date of such Management Member, (ii) the date that the Company becomes aware of such Management Member’s participation in a Competitive Activity and (iii) the one hundred eighty-first (181st) day following the date upon which the Management Incentive Units that are subject to such repurchase have become Vested Units. To the extent that any portion of the Management Incentive Units are not being repurchased by the Company, the members of the Tensile Group may exercise the Repurchase Option for the remaining Management Incentive Units by delivering written notice (a “Tensile Group Repurchase Notice”) to the holder or holders of the applicable Management Incentive Units, the Company and the other members of the Tensile Group within ten (10) business days of the expiration of the latest period during which the members of the Tensile Group were entitled to deliver Repurchase Notices. To the extent that any of the members of the Tensile Group do not elect to repurchase their full allotment of Management Incentive Units no later than the tenth business day following delivery of the first Tensile Group Repurchase Notice delivered by any member of the Tensile Group (and, immediately following the completion of such tenth business day, the Company will notify in writing each of the members of the Tensile Group if any of the members of the Tensile Group have not elected to purchase their full allotment of Management Incentive Units), the other members of the Tensile Group shall be entitled to purchase all or any portion of the remaining Management Incentive Units by providing notice (the “Supplemental Repurchase Notice” and together with the Company Repurchase Notice and the Tensile Group Repurchase Notice, a “Repurchase Notice”) to each of the parties receiving the Tensile Group Repurchase Notice within ten (10) business days following the delivery of the first Tensile Group Repurchase Notice delivered by any member of the Tensile Group; provided that if in the aggregate such members of the Tensile Group elect to purchase more than the remaining available Management Incentive Units, such remaining available Management Incentive Units purchased by each member of the Tensile Group will be reduced on a pro rata basis based upon the number of Units then held by each electing member of the Tensile Group. Each Repurchase Notice will set forth the number of Management Incentive Units to be acquired from such holder(s), the aggregate consideration to be paid for such Management Incentive Units and the time and place for the closing of the transaction. If any Management Incentive Units are held by any transferees of a Management Member, the members of the Tensile Group and the Company, as the case may be, will purchase the Management Incentive Units elected to be purchased from all such holder(s) of Management Incentive Units, pro rata according to the number of Management Incentive Units held by each such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest Management Incentive Units). If Management Incentive Units of different classes or series are to be purchased pursuant to the Repurchase Option and such Management Incentive Units are held by any transferees of a Management Member, the number of Management Incentive Units of each class or series of Management Incentive Units to be purchased will be allocated among all such holders, pro rata according to the total number of Management Incentive Units to be purchased from such Persons.

(d)       The closing of the transactions contemplated by this Section 3.7 will take place on the date designated in the applicable Repurchase Notice, which date will not be more than sixty (60) days after the delivery of such notice. The Company will pay for the Management Incentive Units to be purchased by it by first offsetting amounts outstanding under any bona fide debts owing by such Management Member to the Company or any of its Subsidiaries, now existing or hereinafter arising (irrespective as to whether such amounts are owing by the holder of such Management Incentive Units), and will pay the remainder of the purchase price by, at its option, delivery of (i) either a check payable to, or by wire transfer of immediately available funds to an account designated in writing by the holder to, the holder of such Management Incentive Units, (ii) if terms required by creditors in agreements or indentures with the Company or its Subsidiaries have the effect of restricting or prohibiting the Company or its Subsidiaries from making the payment in clause (i), a subordinated promissory note payable in three equal annual installments commencing on the first anniversary of the closing of such purchase and bearing interest at a rate per annum equal to five percent (5%) or (iii) both (i) and (ii), in the aggregate amount of the purchase price for such Management Incentive Units. Each member of the Tensile Group will pay for the Management Incentive Units to be purchased by it by, at the option of such member of the Tensile Group, delivery of either a check payable to, or by wire transfer of immediately available funds to an account designated in writing by the holder to, the holder of such Management Incentive Units. Notwithstanding anything to the contrary contained herein, all repurchases of Management Incentive Units by the Company will be subject to applicable restrictions under all applicable laws and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Management Incentive Units hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions, and during such period of time, the purchase price payable to the holder shall accrue interest at a rate per annum equal to five percent (5%). The members of the Company and/or the Tensile Group, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Management Incentive Units, including, but not limited to, representations that such seller has good and marketable title to the Management Incentive Units to be transferred free and clear of all liens, claims and other encumbrances.

(e)       The provisions of this Section 3.7 will terminate upon the last to occur of (i) a Sale of the Company and (ii) with respect to any Management Incentive Units still subject to vesting as of a Sale of the Company, the lapse of such vesting restrictions.

Article IV

DISTRIBUTIONS AND ALLOCATIONS

4.1       Distributions.

(a)       Subject to any restrictions contained in any credit agreement to which the Company is a party or by which it is bound and subject to applicable law, the Board shall make Distributions in the event of a liquidation described in Section 12.2, a Sale of the Company, or a Redemption to the Unitholders in the following order and priority:

(i)       First, the Class B Unitholders, together as a separate and distinct class, shall be entitled to receive an amount equal to the greater of (A) the aggregate Unpaid Class B Yield with respect to their Class B Units outstanding immediately prior to such Distribution and (B) an amount equal to fifty percent (50%) of the aggregate Invested Capital (such greater amount, the “Class B Preference”), in each case of clauses (A) and (B) in the proportion that each Class B Unitholder’s share of Class B Preference with respect to its Class B Units outstanding immediately prior to such Distribution bears to the aggregate unpaid Class B Preference with respect to all Class B Units outstanding immediately prior to such Distribution until each Class B Unitholder has received Distributions with respect to its Class B Units pursuant to this Section 4.1(a)(i) in an amount equal to the aggregate unpaid Class B Preference with respect to such Class B Unitholder’s Class B Units outstanding immediately prior to such Distribution. No Distribution or any portion thereof shall be made under any of the other paragraphs below in this Section 4.1(a) until the entire amount of the Class B Preference with respect to the Class B Units outstanding immediately prior to such Distribution has been paid in full;

(ii)       Second, the Class B Unitholders, together as a separate and distinct class, shall be entitled to receive all or a portion of any Distribution (ratably among such Class B Unitholders based upon the Unreturned Capital of each Class B Unit held by each such Class B Unitholder as of the time of such Distribution) equal to the aggregate Unreturned Capital with respect to the Class B Units outstanding immediately prior to such Distribution, and no Distribution or any portion thereof shall be made under any paragraph below in this Section 4.1(a) unless and until the entire amount of Unreturned Capital with respect to the Class B Units outstanding immediately prior to such Distribution has been paid in full;

(iii)       Third, the Class A Unitholders, exclusive of any Class A Unitholders that received their Class A Units upon converting Class B Units, together as a separate and distinct class, shall be entitled to receive all or a portion of such Distribution (ratably among such Class A Unitholders based upon the number of Class A Units held by each such Class A Unitholders as of the time of such Distribution) equal to the Aggregate Catch-Up Amount, and no Distribution or any portion thereof shall be made under any paragraph below in this Section 4.1(a) unless and until the entire amount of the Aggregate Catch-Up Amount has been paid in full; and

(iv)       Fourth, to the holders of Participating Units in proportion to the number of Units held by such holder; provided that the Class B Unitholders will receive Distributions pursuant to this Section 4.1(a)(iv) on an As-Converted Basis.

(v)       Notwithstanding anything to the contrary in this Agreement, at the time of each Distribution which would otherwise be made pursuant to this Section 4.1(a) except that such Distribution is not in connection with a liquidation described in Section 12.2, a Sale of the Company, or a Redemption, such Distribution shall be made to the Unitholders pursuant to Section 4.1(a)(iv).

(b)       For the avoidance of doubt, if the amount to be distributed pursuant to Section 4.1(a)(iv) with respect to any particular Distribution exceeds the amount of any outstanding Management Incentive Unit’s Participation Threshold (determined immediately prior to such Distribution), then such Management Incentive Unit, subject to any other vesting terms applicable to such Management Incentive Units, shall constitute a Participating Management Incentive Unit for purposes of Section 4.1(a) only after a portion of the amount to be distributed in such Distribution equal to such Management Incentive Unit’s Participation Threshold has first been distributed to the holders of outstanding Units pursuant to Section 4.1(a)(iv) (including outstanding Management Incentive Units that have lesser Participation Thresholds (determined immediately prior to such Distribution)).

(c)       Notwithstanding the foregoing, to the extent a Unit has not become vested at the time of any Distribution, such unvested Unit shall not participate in such Distribution (other than Year-End Tax Distributions); provided that to the extent that such Unit subsequently becomes vested, then all Distributions made pursuant to Section 4.1(a)(i) through Section 4.1(a)(iv) following the vesting of such Unit shall be made such that, on a cumulative basis, the Distributions with respect to such Unit equal the Distributions that would have been made with respect to such Unit had it been fully vested on the “Grant Date” set forth in such Management Member’s Management Incentive Unit Agreement pursuant to which such Management Member was granted Units.

(d)       Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 4.1(a)), the Company shall distribute to each Member an amount equal to:

(i)        forty-five percent (45%) (or such greater or lesser percentage as the Board may determine in good faith from time to time to represent the combined maximum marginal federal, state and local income tax rates applicable to any Member or its partners or equityholders, if applicable, for such Taxable Year, taking into account the character of any income) of:

(A)        the items of income or gain the Company expects to report or does report to such Member on Schedule K-1 in connection with the Company’s U.S. partnership return on Form 1065 for the current Fiscal Year (including as a guaranteed payment for the use of capital) in excess of items of deduction or loss for the current Fiscal Year (except as provided in the last sentence of Section 4.1(e)); reduced by

(B)        the excess of the aggregate items of deduction or loss reported by the Company to such Member on Schedule K-1 for all prior Fiscal Years over the items of income or gain reported to such Member for all prior Fiscal Years (except as provided in the last sentence of Section 4.1(c)), but only to the extent that such excess can be applied or used for the current Fiscal Year.

All such distributions shall be made by wire transfer not later than five (5) Business Days before the first due date, without regard to extensions, on which a federal income tax return reflecting such taxable income would be required to be filed by such Member (“Year-End Tax Distributions”). To the extent that federal estimated tax payments will be required to be made by such Member on account of its Units, then Distributions shall be made at least five (5) Business Days prior to those dates upon which federal estimated tax payments are required for individuals and corporations, as applicable (such Distributions for federal estimated tax payments to be based upon good faith estimates of the Board), with the amount thereof being offset against the Year-End Tax Distributions that would otherwise be due. To the extent that the Company and its Subsidiaries do not have sufficient available cash to satisfy Distributions pursuant to this Section 4.1(b), such available cash shall be distributed to the Members in proportion to their Distribution entitlements under this Section 4.1(b) for the relevant taxable period, with any shortfall satisfied upon the Company or its Subsidiaries subsequently having additional available cash.

(e)       Each Distribution pursuant to Section 4.1(a) and each distribution pursuant to Section 4.1(b) shall be made to the Persons shown on the Company’s books and records as Members as of the date of such distribution (with respect to Section 4.1(a)) or as of the date of such distribution (with respect to Section 4.1(b)), as applicable; provided that any transferor and transferee of Units may mutually agree as to which of them should receive payment of any such distribution under Section 4.1(b). Tax distributions made to Members pursuant to Section 4.1(b) shall not be creditable against (and shall not reduce) future Distributions to be made to the Members in accordance with the tranche of Section 4.1(a) to which such tax distributions are allocable. For avoidance of doubt, distributions to the Class B Unitholders pursuant to Section 4.1(b) shall be determined without regard to items of depreciation or amortization allocated under, or attributable to, (i) any special basis adjustment with respect to any Member pursuant to Sections 734(b), 743(b) and 754 of the Code, or (ii) the principles of Sections 704(c) of the Code.

4.2       Allocations. After first giving effect to the special allocations provided in Section 4.3, any remaining net Profits or Losses for any Fiscal Year shall be allocated among the Members in such a manner that, as of the end of such Fiscal Year, to the maximum extent possible the sum of (a) the Capital Account of each Member, (b) such Member’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (c) such Member’s partner non-recourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement, determined as if (x) the Company were to liquidate the assets of the Company for an amount equal to their Book Value, (y) all Company liabilities were satisfied (limited with respect to each non-recourse liability to the Fair Market Value of the asset securing such liability), and (z) the Company were to distribute the proceeds of liquidation pursuant to Section 12.2.

4.3       Special Allocations. The following special allocations shall be made in the following order:

(a)       If there is a net decrease in Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(a) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(b)       If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(c)       If any Member that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after all other allocations pursuant to this Article IV have been tentatively made as if this Section 4.3(c) were not in the Agreement, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)       Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated first, to the Unitholders up to an amount equal, and in proportion, to the allocation of Profits to such Unitholders for such Taxable Year pursuant to Section 4.2, and, thereafter, to each Unitholder, ratably among Unitholders based upon the number of outstanding Class A Units held by each Unitholder immediately prior to such allocation calculated on an As-Converted Basis.

(e)       Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be specially allocated to the Member who bears the economic risk of loss with respect to the partner nonrecourse debt to which such Losses are attributable in accordance with Regulations Section 1.704-2(i)(1).

(f)       Profits and Losses described in Section 3.2(b)(v) shall be allocated in a manner consistent with the manner in which adjustments to Capital Accounts are required to be made pursuant to Treasury Regulation Sections 1.704-1(b)(2)(iv)(j), (k) and (m).

(g)       If, and to the extent that, any Member is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to Code Sections 1272, 1274, 7872, 483, 482 or any similar provision now or hereafter in effect, the Board shall allocate any corresponding Profit or Loss of the Company to the Member who recognized such item if the Board determines that such allocation is necessary or desirable in order to reflect the Member’s economic interests in the Company.

4.4       Tax Allocations.

(a)       The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)       Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value in accordance with the “remedial method” pursuant to Treasury Regulation 1.704-3(d).

(c)       If the Book Value of any Company asset is adjusted pursuant to Section 3.2(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) in accordance with such method determined by the Board.

(d)       Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e)       For purposes of determining a Member’s proportional share of the Company’s “excess non-recourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s interest in income and gain shall be in proportion to the Units held by such Member (excluding any Management Incentive Units with a Participation Threshold greater than zero).

(f)       Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

4.5       Curative Allocations. The allocations set forth in Section 4.3 (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b), would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

4.6       Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), but not including any such amounts attributable to a Member’s status as an employee of the Company or its Subsidiaries, then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.6. A Member’s obligation to make contributions to the Company under this Section 4.6 shall survive the Member’s ceasing to be a Member and the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.6, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 4.6, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Base Rate plus three (3) percentage points per annum (but not in excess of the highest rate per annum permitted by law).

Article V

MANAGEMENT

5.1       Authority of Board. Except for situations in which the approval of the Members is specifically required by this Agreement, (a) all management powers over the business and affairs of the Company shall be exclusively vested in a board of managers (the “Board”) and (b) the Board shall conduct, direct and exercise full control over all activities of the Company. Each member of the Board is referred to herein as a “Manager.” The Managers shall be the “managers” of the Company for the purposes of the Delaware Act. No Manager shall have the authority to bind the Company, unless the Board has granted such authority to such Manager.

5.2       Actions of the Board. The Board may act (a) through meetings and written consents pursuant to Section 5.3 and (b) through any Person or Persons to whom authority and duties have been delegated pursuant to Section 5.4.

5.3       Composition.

(a)       The Board shall initially consist of five (5) Managers:

(i)        the Class A Holder shall have the right to appoint three (3) Managers of the Board (the “Class A Holder Managers”); and

(ii)       the Class B Holder shall have the right to appoint two (2) Managers of the Board (the “Class B Holder Managers”).

Subject to Section 6.12(l), the number of Managers serving on the Board may be modified from time to time by a resolution of the Board. The Managers appointed by the Class A Holder shall initially be Benjamin Cowart, Chris Carlson, and John Strickland. The Managers appointed by the Class B Holders shall initially be Douglas Dossey and Neal Barcelo. Each such individual is hereby decreed duly appointed to the Board as of the Effective Date. At any time, the Class A Holder may remove (with or without cause) and, at its option and at any time thereafter, replace, one or more of the Class A Holder Managers. At any time, the Class B Holders may remove (with or without cause) and, at its option and at any time thereafter, replace, the Class B Holder Managers.

(b)       Subject to the provisions of Section 5.5(b) below, each of the Managers shall be entitled to one (1) vote on any and all matters presented to the Board, regardless of whether action is taken by vote, consent or other approval of the Managers.

(c)       In the event that any Manager designated hereunder by the Class A Holder ceases to serve as a member of the Board, the resulting vacancy on the Board shall be filled by a Manager appointed by the Class A Holder. In the event that any Manager designated hereunder by the Class B Holders ceases to serve as a member of the Board, the resulting vacancy on the Board shall be filled by a Manager appointed by the Class B Holders.

5.4       Proxies. A Manager may vote at a meeting of the Board or any committee thereof either in person or by proxy executed in writing by such Manager. A telegram, telex, cablegram or similar transmission by the Manager, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Manager shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 5.4. Proxies for use at any meeting of the Board or any committee thereof or in connection with the taking of any action by written consent shall be filed with the Board, before or at the time of the meeting or execution of the written consent as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the majority of the Board who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1); or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

5.5       Meetings, etc.

(a)       Meetings of the Board and any committee thereof shall be held at the principal office of the Company or at such other place as may be determined by the Board or such committee. A majority of the Managers (including at least one Class A Holder Manager and at least one Class B Holder Manager (as applicable, the “Required Manager”); provided that if a Required Manager fails to attend three (3) consecutive duly noticed meetings of the Board, such requirement with respect to the non-attending Required Manager shall not apply to any subsequent meetings of the Board until such Required Manager is in attendance) present in person or through their duly authorized attorneys-in-fact, shall constitute a quorum at any meeting of the Board. Business may be conducted once a quorum is present. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board, and it is intended that the Board shall meet at least four (4) times per calendar year. Special meetings of the Board may be called by (i) Managers holding a majority of the votes of all Managers, or, in the case of a special meeting of any committee of the Board, by Managers holding a majority of the votes of all members thereof on at least twenty-four (24) hours’ prior written notice to the other Managers, or (ii) the holders of a majority of the Class B Units on at least seven (7) days’ prior written notice to the Managers, in each case, which notice shall state the purpose or purposes for which such meeting is being called, its location, date and hour. The actions taken by the Board or any committee at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Manager as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board or any committee thereof may be taken by vote of the Board or any committee at a meeting of the Managers thereof or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by at least the minimum number of Managers that would be necessary to authorize or take such action at a meeting of the Board or such committee in which all members thereof were present and, if such consent addresses any matter described in Section 6.12, is also signed by at least one Class B Holder Manager. Prompt notice of the action so taken without a meeting shall be given to those Managers who have not consented in writing. A meeting of the Board or any committee may be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard.

(b)       Each Manager shall have one vote on all matters submitted to the Board or any committee thereof (whether the consideration of such matter is taken at a meeting, by written consent or otherwise); provided that (i) the three (3) votes which may be exercised by the Class A Holder Managers may be exercised in the aggregate by any one or more of such Class A Holder Managers, whether or not any such Class A Holder Managers shall have been elected or not or present at any meeting of the Board or not, such that, for illustration, if only two (2) Class A Holder Managers were elected or present at any meeting of the Board, then such Managers would have three (3) votes in the aggregate at such meeting and if only one (1) Class A Holder Manager were in attendance at a meeting of the Board and only two (2) Class A Holder Managers had been elected by the Class A Holder, then such Manager would have three (3) votes at such meeting, and (ii) the two (2) votes which may be exercised by the Class B Holder Managers may be exercised in the aggregate by any one or more of such Class B Holder Managers, whether or not any such Class B Holder Managers shall have been elected or not or present at any meeting of the Board or not, such that, for illustration, if only one (1) Class B Holder Manager were elected or present at any meeting of the Board, then such Manager would have two (2) votes in the aggregate at such meeting. The affirmative vote (whether by proxy, consent or otherwise) of members of the Board holding a majority of the votes of all members of the Board shall be the act of the Board. Except as otherwise provided by the Board when establishing any committee, the affirmative vote (whether by proxy, consent or otherwise) of members of such committee holding a majority of the votes of all members of such committee shall be the act of such committee. Prompt notice of any action taken by a committee shall be delivered to each Manager who is not a member of such committee or in attendance at such committee meeting.

(c)       The Company shall pay the reasonable out-of-pocket expenses incurred by each Manager in connection with attending the meetings of the Board and any committee thereof (unless such expenses shall have been paid or are required to be paid by any other Person). Except as otherwise provided in the immediately preceding sentence or elsewhere in this Agreement, the Managers shall not be compensated for their services as members of the Board.

5.6       Delegation of Authority. The Board may, from time to time, delegate to one or more Persons (including any Manager or other individual, and including through the creation and establishment of one or more committees) such authority and duties as the Board may deem advisable; provided that the Board may not abdicate the general responsibilities of the Board. The holders of a majority of the Class A Units shall have the right to appoint a Class A Holder Manager to serve as a member of any committee of the Board, and the holders of a majority of the Class B Units shall have the right to appoint a Class B Holder Manager to serve as a member of any committee of the Board. In addition, the Board may assign titles (including, without limitation, chief executive officer, president, principal, vice president, secretary, assistant secretary, treasurer, or assistant treasurer) and delegate certain authority and duties to such persons. Any number of titles may be held by the same Manager or other individual. Subject to Section 6.12(j), the salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Board. Any delegation pursuant to this Section 5.6 may be revoked at any time by the Board in its sole discretion.

5.7       Conflicts of Interest; Non-Compete; Confidentiality.

(a)       Each Manager, officer and Member of the Company shall, to the fullest extent permitted by the Delaware Act, have no duties of any kind or nature (at law, in equity, under this Agreement or otherwise, including any fiduciary duties or any similar duties) to the Company, to any other Member or holder of Units, to any Affiliate of any Member or holder of Units, to any creditor of the Company or any of its subsidiaries or to any other Person; provided that the implied contractual covenant of good faith and fair dealing shall be applicable only to the limited extent as required by the Delaware Act. The provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of a Manager or officer of the Company otherwise existing at law or in equity or by operation of the preceding sentence, are agreed by the Members to replace such duties and liabilities of such Manager or officer of the Company.

(b)       Except for the ownership of common stock and warrants of Vertex Energy by Tensile and its Affiliates, no Member or any Affiliate of any Member shall, directly or indirectly, anywhere in the Territory, own, operate, manage, control, engage in, Participate in, invest in, permit its name to be used by, act as consultant or advisor to, render services for (alone or in association with any person) or otherwise assist in any manner any Competitive Business. “Participate” includes any direct or indirect interest in any enterprise, whether as an officer, director, manager, employee, partner, sole proprietor, agent, representative, independent contractor, executive, franchisor, franchisee, creditor, owner or otherwise. Notwithstanding the foregoing, nothing herein shall prohibit any Member or its any of any Member’s Affiliates from: (i) being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a publicly-traded corporation engaged in a Competitive Business, so long as such Member (or such Affiliate of a Member) has no active participation in the business of such corporation or (ii) performing any services for the Company. The provisions set forth in this Section 5.7(b) shall not come into effect until such time as the Heartland Closing shall have occurred.

(c)       Each Member agrees to keep in strict confidence and disclose only for purposes reasonably related to its ownership of Equity Securities or as expressly required by law, consistent with provisions of this Section, all information relating to the Company or its Members or Affiliates that it receives through, in relation to, or as a result of being a Member, the service of such Member’s representatives or agents on the Board or committees of the Company, or the undertaking by the Member, the Member’s Affiliates or the representatives or agents of the Member of any actions on behalf of the Company, whether or not such information is a trade secret or is marked as confidential (the “Company Confidential Information”); provided that the following types of information shall not constitute Company Confidential Information: (i) information that was known to the party receiving such information prior to receiving it as Company Confidential Information; (ii) information that is or becomes publicly known through no breach of this section; (iii) information that was received by the party receiving such information without breach of this Agreement from a third party who was without restriction as to the use and disclosure of the information; or (iv) information that was independently developed by the party receiving such information without use of any Company Confidential Information. Without the prior written consent of a majority of the Class A Holder and the Class B Holder, each Member agrees not to disclose (other than for purposes reasonably related to its interest in the Company or as required by applicable law) any Company Confidential Information other than disclosure to such Member’s Affiliates and direct or indirect equity owners, directors, officers, employees, agents, advisors, accountants or other representatives responsible for matters relating to the Company (each such Person being hereinafter referred to as an “Authorized Representative”), to the extent each such Authorized Representative is subject to similar confidentiality restrictions to those set forth in this Section 5.7(c); provided that such Member and its Authorized Representatives may disclose any such Company Confidential Information to the extent that (A) such information has become generally available to the public other than as a result of the breach of this Section 5.7(c) by such Member or any of its Authorized Representatives, (B) such information is required to be included in any report, statement or testimony pursuant to applicable law (including rules and regulations promulgated by the Securities and Exchange Commission), (C) such disclosure is required in connection with an audit by any taxing authority; (D) such disclosure is required by any regulatory authority in their examination of the records of the Company, such Member or any Affiliate of either of them; (E) such disclosure is to such Member’s attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its involvement with the Company; (F) such disclosure is to any Affiliate, partner or member of such Member in the ordinary course of business; or (G) such disclosure is authorized by the written consent of the Board (including the vote of at least one Class A Holder Manager and at least one Class B Holder Manager); provided, however, that, with respect to disclosures pursuant to (B), (C) and (D), the Member subject to the disclosure requirement shall only disclose such part of the Company Confidential Information that, upon the advice of its legal counsel, it is required to disclose pursuant to applicable law and shall, to the extent permitted by law, provide prompt written notice and reasonable assistance to the non-disclosing Members and the Company such that the non-disclosing Members and the Company may seek an appropriate protective order or other equitable relief in relation to such disclosure. Notwithstanding the foregoing, the Company acknowledges that, (x) in the ordinary course of business of the Tensile Group and the Vertex Company Group, the members of the Tensile Group and the Vertex Company Group evaluate, pursue, acquire, sell, manage, advise and serve on the boards of other Persons, (y) the receipt of Company Confidential Information by the members of the Tensile Group and the Vertex Company Group may inevitably enhance such Persons’ or their respective Affiliates’ knowledge and understanding of the industries in which the Company and its subsidiaries operate in a way that cannot be separated from such Persons’ or their respective Affiliates’ other knowledge, and the Company and each Member agrees that this Section 5.7(c) shall not restrict such Persons’ or their respective Affiliates’ use of such general industry knowledge and understanding, including in connection with investments in other companies (including in the same or similar industries) and (z) none of the members of the Tensile Group or the Vertex Company Group shall be deemed to have used any Company Confidential Information in contravention of this Section 5.7(c) because of the fact of its evaluation, pursuit, acquisition, sale or management of, provision of advice to, or service on the board of any such other investment. To the extent of any conflict between the provisions of Section 5.7(a) and this Section 5.7(c), with respect to the use of general industry knowledge and understanding, the provisions of this Section 5.7(c) shall control. Neither the alteration, amendment or repeal of this Section 5.7(c) nor the adoption of any provision of this Agreement inconsistent with this Section 5.7(c) shall eliminate or reduce the effect of this Section 5.7(c) in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 5.7(c), would accrue or arise, prior to such alteration, amendment, repeal or adoption.

5.8       Limitation of Liability.

(a)       Except as otherwise provided herein or in an agreement entered into by such Person and the Company, no Manager or any of such Manager’s Affiliates shall be liable to the Company or to any Member for any act or omission performed or omitted by such Manager in its capacity as a member of the Board pursuant to authority granted to such Person by this Agreement; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such Person or its Affiliates contained herein or in other agreements with the Company. The Board may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and no Manager or any of such Manager’s Affiliates shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board (so long as such agent was selected in good faith and with reasonable care). The Board shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Board in good faith reliance on such advice shall in no event subject the Board or any Manager thereof to liability to the Company or any Member.

(b)       Whenever this Agreement or any other agreement contemplated herein provides that the Board (or, pursuant to Article XII, the liquidators) shall act in a manner which is, or provide terms which are, “fair and reasonable” to the Company or any Member, the Board (or, pursuant to Article XII, the liquidators) shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable GAAP practices or principles.

(c)       Whenever in this Agreement or any other agreement contemplated herein, the Board (or, pursuant to Article XII, the liquidator) is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Board (or, pursuant to Article XII, the liquidators) shall be entitled to consider such interests and factors as it desires including its own interests and shall have no duty or obligation to consider any interest of or factors affecting the Company or the holders of its Equity Securities, provided that, the Board (or, pursuant to Article XII, the liquidators) shall act in good faith.

(d)       Whenever in this Agreement the Board (or, pursuant to Article XII, the liquidator) is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Board (or, pursuant to Article XII, the liquidators) shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Board (or, pursuant to Article XII, the liquidators) acts in good faith, the resolution, action or terms so made, taken or provided by the Board (or, pursuant to Article XII, the liquidators) shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Board, any Manager thereof or any of such Manager’s Affiliates.

Article VI

RIGHTS AND OBLIGATIONS OF MEMBERS

6.1       Limitation of Liability. Except as provided in this Agreement or in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member or Manager shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a Member or acting as a Manager of the Company. Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as such) for Company liabilities and Losses shall be limited to the Company’s assets; provided that a Member shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

6.2       Lack of Authority. No Member in its capacity as such (other than through its Manager or as a Manager) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company. The Members hereby consent to the exercise by the Board and the Managers of the powers conferred on them by law and this Agreement.

6.3       No Right of Partition. No Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

6.4       Indemnification.

(a)       Subject to Section 4.6, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving as a Manager, officer, principal, member, employee or other agent of the Company or is or was serving at the request of the Company as a Manager, director, officer, principal, member, employee or other agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that (unless the Board otherwise consents) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in other agreements with the Company. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)       The right to indemnification and the advancement of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement (including the Director Indemnification Agreements), by-law, vote of Managers or otherwise.

(c)       Subject to clause (g) below, the Company may maintain insurance, at its expense, to protect any Indemnified Person against any expense, liability or loss described in Section 6.4(a) above whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 6.4.

(d)       Notwithstanding anything contained herein to the contrary (including in this Section 6.4), any indemnity by the Company relating to the matters covered in this Section 6.4 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company.

(e)       In the event of a Sale of the Company, the Company shall take all action necessary to ensure that the indemnification obligations to each Indemnified Person set forth in this Section 6.4 are assumed by the Person that survives such transaction.

(f)       If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(g)       The Company shall use commercially reasonable efforts to maintain both directors and officers and errors and omissions insurance coverage from carriers selected by the Board and with limits and other terms acceptable to the Board.

(h)       The Company hereby acknowledges and agrees that the Class A Holder Managers and the Class B Holder Managers have certain rights to indemnification, advancement of expenses and/or insurance provided by the Tensile Group and the Vertex Company Group, respectively, which the Class B Holder Managers and the Tensile Group, and Class A Holder Managers and the Vertex Company Group, intend to be secondary to the primary obligation of the Company to indemnify the Class B Holder Managers and the Class A holder Managers as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to the Class B Holder Managers’ and the Class A Holder Managers’ willingness to serve on the Board. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Class B Holder Managers and the Class A Holder Managers are primary and any obligation of the Tensile Group or the Vertex Company Group to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Class B Holder Managers or the Class A Holder Managers respectively, are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Class B Holder Manager and any Class A Holder Manager and shall be liable for the full amount of all such expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and a Class B Holder Manager or a Class A Holder Manager), without regard to any rights a Class B Holder Manager may have against the Tensile Group, or a Class A Holder Manager may have against the Vertex Company Group, and (iii) that the Company irrevocably waives, relinquishes and releases the Tensile Group and the Vertex Company Group from any and all claims against either of them, respectively, for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Tensile Group on behalf of a Class B Holder Manager, or by the Vertex Company Group on behalf of a Class A Holder Manager, with respect to any claim for which such Class B Holder Manager or Class A Holder Manager, as the case may be, has sought indemnification from the Company shall affect the foregoing, and the Tensile Group shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such Class B Holder Manager against the Company, and the Vertex Company Group shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of such Class A Holder Manager against the Company. The Company agrees that both the Tensile Group and the Vertex Company Group are express third party beneficiaries of the terms of this Section 6.4(g).

6.5       Members Right to Act. For matters that expressly require the approval of the Members (rather than the approval of the Board on behalf of the Members), the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a)       Except as otherwise expressly provided by this Agreement, acts by the Members holding a majority of the Class A Units and Class B Units together as a single class shall be the act of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another person or persons to act for it by proxy. For each matter upon which the Members are entitled to vote, each Class B Unitholder shall be entitled to the number of votes per Class B units held by such Class B Unitholder calculated on an As-Converted Basis. Each Class A Unitholder shall be entitled to one vote per Class A Unit held by such Class A Unitholder. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 6.5(a). No proxy shall be voted or acted upon after eleven (11) months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b)       The actions by the Members permitted hereunder may be taken at a meeting, called by the Board or by Members holding a majority of the Units entitled to vote on such matters on at least twenty-four (24) hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by the Members having not less than the minimum number of Units that would be necessary hereunder to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

6.6       Optional Conversion of Class B Units.

(a)       Each Class B Unit or fraction thereof shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of Class A Units as determined by dividing the original per-Unit price for such Class B Unit by the then-effective Conversion Price (the “Conversion Right”).

(b)       In the event of a notice of redemption of any Class B Units pursuant to Section 6.9, the Conversion Rights of the Units designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the Class B Unitholders.

(c)       In order for a Class B Unitholder to voluntarily convert Class B Units into Class A Units, such Class B Unitholder shall provide written notice to the Company that such Class B Unitholder elects to convert all or any number of such Class B Unitholder’s Class B Units. The close of business on the date of receipt of such notice by the Company shall be the time of conversion (the “Conversion Time”). The Company shall, as soon as practicable after the Conversion Time, issue and deliver to such Class B Unitholder a notice of issuance of Class A Units.

6.7       Adjustments to the Conversion Price.

(a)       Special Definitions. For purposes of this Section 6.7, the following definitions shall apply:

(i)       “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Equity Securities.

(ii)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A Units, but excluding Options.

(iii)         “Additional Units” shall mean all Class A Units issued (or, pursuant to Section 6.7(c) below, deemed to be issued) by the Company after the date hereof other than (A) the following Class A Units, and (B) Class A Units deemed issued pursuant to the following Options and Convertible Securities (clauses (A) and (B), collectively, “Exempted Securities”):

(A) Class A Units, Options or Convertible Securities issued as a dividend or Distribution on Class B Units;

(B)  Class A Units, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other Distribution of Class A Units that is covered by Section 6.7(g), Section 6.7(h), Section 6.7(i) or Section 6.7(j);

(C)  Class A Units or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board and pursuant to Section 6.12(b);

(D)  Class A Units or Convertible Securities actually issued upon the exercise or vesting of Options or Class A Units actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(E)  Class A Units, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another Person by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board and pursuant to Section 6.12(b).

(b)           No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Units if the Company receives written notice from a majority of the Class B Unitholders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Units.

(c)           Deemed Issuances of Additional Units

(i)            If the Company at any time or from time to time after the Effective Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Class A Units (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise or vesting of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Units issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii)       If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to Section 6.7(d), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security to provide for either (1) any increase or decrease in the number of Class A Units issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (ii) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Conversion Price that would have resulted from any issuances of Additional Units (other than deemed issuances of Additional Units as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iii)       If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 6.7(d) (either because the consideration per share (determined pursuant to Section 6.7(e)) of the Additional Units subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the date hereof), are revised after the date hereof as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Class A Units issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Units subject thereto (determined in the manner provided in Section 6.7(c)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv)       If the number of Class A Units issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 6.7(c) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section 6.7(c)). If the number of Class A Units issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 6.7(c) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(d)           Adjustment of Conversion Price Upon Issuance of Additional Units. In the event the Company shall at any time after the Effective date issue Additional Units (including Additional Units deemed to be issued pursuant to Section 6.7(c)), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one hundredth of a cent) determined in accordance with the following formula: CP2 = CP1 * (A + B) / (A +C ). For purposes of the foregoing formula, the following definitions shall apply:

(i)            “CP2” shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Units

(ii)           “CP1” shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Units;

(iii)           “A” shall mean the number of Class A Units outstanding immediately prior to such issuance or deemed issuance of Additional Units (treating for this purpose as outstanding all Class A Units issuable upon exercise or vesting of Options outstanding immediately prior to such issuance) or deemed issuance or upon conversion or exchange of Convertible Securities (including the Class B Units) outstanding (assuming exercise or vesting of any outstanding Options therefor) immediately prior to such issue;

(iv)          “B” shall mean the number of Class A Units that would have been issued if such Additional Units had been issued or deemed issued at a per-Unit price equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(v)           “C” shall mean the number of such Additional Units issued in such transaction.

(e)           Determination of Consideration. For purposes of this Section 6.7, the consideration received by the Company for the issuance or deemed issuance of any Additional Units shall be computed as follows:

(i)            Cash and Property: Such consideration shall:

(A)       insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(B)       insofar as it consists of property other than cash, be computed at the Fair Market Value thereof; and

(C)       in the event Additional Units are issued together with other Equity Securities for consideration which covers both, by the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

(ii)           Options and Convertible Securities. The consideration per Unit received by the Company for Additional Units deemed to have been issued pursuant to Section 6.7(c), relating to Options and Convertible Securities, shall be determined by dividing:

(A)       The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise or vesting of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise or vesting of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)       the maximum number of Class A Units (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise or vesting of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise or vesting of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(f)            Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Units that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 6.7(d), then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(g)           Adjustment for Unit Splits and Combinations. If the Company shall at any time or from time to time after the Effective Date effect a subdivision of the outstanding Class A Units, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Class A Units issuable on conversion of each such Class B Unit shall be increased in proportion to such increase in the aggregate number of Class A Units. If the Company shall at any time or from time to time after the Effective Date combine the Class A Units, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Class A Units issuable on conversion of each Class B Unit shall be decreased in proportion to such decrease in the aggregate number of Class A Units. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h)         Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Effective Date shall make or issue, or fix a record date for the determination of Unitholders entitled to receive, a dividend or other Distribution payable on the Class A Units in additional Class A Units, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (A) the numerator of which shall be the total number of Class A Units issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of Class A Units issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Class A Units issuable in payment of such dividend or Distribution. Notwithstanding the foregoing, (y) if such record date shall have been fixed and such dividend is not fully paid or if such Distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or Distributions; and (z) that no such adjustment shall be made if the Class B Unitholders simultaneously receive a dividend or other Distribution of Class A Units in a number equal to the number of Class A Units as they would have received if all outstanding Class B Units had been converted into Class A Units on the date of such event.

(i)         Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Class A Units entitled to receive, a dividend or other Distribution payable in securities of the Company (other than a Distribution of Class A Units in respect of outstanding Class A Units) or in other property and the provisions of Section 6.7(h) do not apply to such dividend or Distribution, then and in each such event the Class B Unitholders shall receive, simultaneously with the Distribution to the Class A Unitholders, a dividend or other Distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding Class B Units had been converted into Class A Units on the date of such event.

(j)         Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 6.12(f), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Class A Units (but not the Class B Units) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 6.7(g), Section 6.7(h) or Section 6.7(i)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Class B Unit shall thereafter be convertible in lieu of the Class A Units into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Class A Units issuable upon conversion of one Class B Unit immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 6.7 with respect to the rights and interests thereafter of the Class B Unitholders, to the end that the provisions set forth in this Section 6.7(including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class B Units.

(k)        Notification as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6.7, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and notify each Class B Unitholder of such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Class B Unit is convertible). The Company shall, as promptly as reasonably practicable after the request at any time of any Class B Unitholder inform such Class B Unitholder of (i) the Conversion Price then in effect, and (ii) the number of Class A Units and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Class B Units.

6.8       Automatic Conversion.

(a)       In the event of either (a) an underwritten IPO that would result in (i) aggregate proceeds to the Company of at least fifty million dollars ($50,000,000), (ii) a total public equity market value of the Company of at least one hundred and fifty million dollars ($150,000,000), (iii) a three times Cash-on-Cash Return on the Class B Unitholders’ Invested Capital and (iv) a twenty-five percent (25%) Internal Rate of Return on the Class B Unitholders’ Invested Capital or (b) a vote by a majority of the Class B Unitholders to trigger an automatic conversion, each Class B Unit shall convert, without the payment of additional consideration by the holder thereof, into such number of Class A units at the then-effective Conversion Price (an “Automatic Conversion”).

(b)       In order to effect an Automatic Conversion, the Company shall provide written notice to each Class B Unitholder. The close of business on the date of receipt of such notice by the Company shall be the Conversion Time. The Company shall, as soon as practicable after the Conversion Time issue and deliver to such Class B Unitholder a notice of issuance of Class A Units.

6.9       Redemption Rights of the Class B Unitholders.

(a)       Subject to the terms and conditions set forth in this Section 6.9, the Class B Unitholders, acting by a majority vote, may, (i) on or after the fifth anniversary of the Effective Date, or (ii) in the event of a Vertex Triggering Event elect for the Company to redeem (a “Redemption”) all of the Class B Units held by Class B Unitholders (the “Electing Class B Unitholders”) by sending the Company a written notice (a “Redemption Notice”) of such election setting forth the number of Class B Units to be redeemed. The cash purchase price for such redeemed Class B Units shall be the greater of (y) the Fair Market Value of such Units (without discount for illiquidity, minority status or otherwise) as determined by a qualified third party agreed to in writing by a majority of the Electing Class B Unitholders and the Class A Holder and (z) the original per-Unit price for such Class B Units plus any unpaid Class B Preference thereon.

(b)       On or prior to the date of the Redemption, the Electing Class B Unitholders shall execute and deliver to the Company documentation effectuating the Redemption. Such documentation shall include a redemption agreement that includes assignment powers, customary fundamental representations and warranties in favor of the Company with respect to due authorization, due execution and title to the Units being redeemed.

(c)       The Company shall pay the purchase price for the Units being redeemed by check or wire transfer of immediately available funds. If the Vertex Triggering Event is a Part (d) Event, the Company shall have until the second anniversary of the Redemption Notice within which to pay the Electing Class B Unitholders the purchase price.

(d)       If the Company fails to meet its obligations with respect to a Redemption set forth in Section 6.9 within one hundred and eighty (180) days after receipt of a Redemption Notice, or, in the case of a redemption by reason of the occurrence of Part (d) Event on or before the second anniversary of the Redemption Notice (the “Cure Period”), the Class B Yield on any Class B Units subject to the applicable Redemption Notice that have not been redeemed shall be increased to twenty-five percent (25%) per annum until such time as such Class B Units are redeemed, and such increase shall apply retroactively to the date of the applicable Redemption Notice. In addition, the Electing Class B Unitholders may, with written notice to the Company, and without consent of the Class A Unitholders, invoke the provisions of Section 12.9 in connection with such process, cause the Company to initiate a process intended to result in a Sale of the Company, which may include an auction process using a nationally recognized investment bank, intended to result in a Sale of the Company. In such case, the Board and all Members will approve the Sale of the Company pursuant to the terms of this Agreement and will fully cooperate in such sale process.

6.10       Additional Right of the Class B Holders. Upon the occurrence of a Vertex Triggering Event, the Class B Unitholder may elect, by a majority vote, to trigger a Redemption pursuant to Section 6.9.

6.11       Call Right of the Vertex Company Group.

(a)       Subject to the terms and conditions set forth in this Section 6.10, on or after the third anniversary of the Effective Date, any member of the Vertex Company Group may elect to purchase all, but not less than all, of the Equity Securities held by the Class B Unitholders and the Equity Securities held by any Transferee of a Class B Unitholder, by sending notice to the respective holder of such Equity Securities (a “Call”). The purchase price for such Equity Securities (the “Call Purchase Price”) shall be the greatest of (i) the amount due per Section 4.1(a)(i) and Section 4.1(a)(ii) had the Class B Yield accrued at thirty percent (30%) per annum on all Invested Capital made in respect of such Equity Securities, (ii) two hundred and seventy-five percent (275%) of the total Invested Capital with respect to such Equity Securities, and (iii) the amount payable with respect to such Equity Securities pursuant to Section 4.1(a) assuming a Total Equity Value equal to the greater of (A) six (6) times the trailing twelve (12) months’ Adjusted EBITDA and (B) six (6) times the next twelve (12) months’ projected Adjusted EBITDA for the period starting the first day of the month immediately following the Call calculated based on the Company’s Board-approved budget (provided that if no budget has been approved by the Board for the full twelve (12) month period following the Call, the amount payable pursuant this clause (B) shall be calculated by applying a six- (6-) times multiple to the sum of (1) the projected EBITDA for each month in such twelve (12) month period for which the Board has approved a budget and (2) the trailing twelve (12) month average monthly Adjusted EBITDA calculated as of the final month for which the Board has approved a budget for each month in such twelve (12) month period for which the Board has not approved a budget). In the event that the Call Purchase Price is calculated pursuant to clause (iii)(B) of this Section 6.11(a), the Company shall recalculate the Call Purchase Price replacing the amount calculated pursuant to clause (iii)(B)(2) of this Section 6.11(a) with actual Adjusted EBITDA for each month included in such calculation, and shall pay to the Class B Unitholders and their Transferees any excess over the Call Purchase Price previously paid by the applicable member(s) of the Vertex Company Group within five (5) business days following the end of such period.

(b)       On or prior to the date of the Call, the applicable member(s) of the Vertex Company Group executing the Call shall execute and deliver to the Class B Unitholders documentation effecting the Call as reasonably requested by, and in a form reasonably acceptable to, the Class B Unitholders. Such documentation shall include a unit purchase agreement that includes assignment powers, customary representations and warranties in favor of the Class B Unitholders, and a general unconditional release of the Class B Unitholders.

(c)       The applicable member(s) of the Vertex Company Group effecting the Call shall pay the Call Purchase Price by check or wire transfer of immediately available funds at the closing of the Call.

6.12       Protective Provisions. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, including through the delegation of any authority pursuant to Section 5.6, take any of the following actions (the “Member Approval Matters”), in each case, without the prior written approval of the holders of a majority of the Class A Units and the Class B Units:

(a)       enter into, amend, modify, supplement or terminate any Related Party Transaction;

(b)       create, issue, redeem or repurchase any Equity Securities, including Management Incentive Units (including in connection with an IPO), other than in connection with (i) any conversions pursuant to Section 6.7, (ii) the Class B Unitholders’ rights to Redemption set forth in Section 6.9, (iii) the Vertex Company Group’s Call right set forth in Section 6.10, or (iv) as otherwise expressly contemplated hereby;

(c)       declare or pay dividends or Distributions of any kind pursuant to Section 4.1(b) other than any Distribution made in connection with a liquidation described in Section 12.2, a Sale of the Company, or a Redemption;

(d)       (i) incur or assume (including by way of acquisition) any indebtedness (including capital leases) in a transaction or series of related transactions, (ii) guarantee, endorse or otherwise as an accommodation become responsible for the material obligations of another Person, or (iii) enter into or consummate any transactions or series of related transactions involving the issuance by the Company or any of its Subsidiaries of any debt securities, including rights to acquire debt securities;

(e)       enter into any transaction or series of related transactions that would result in a transfer of Equity Securities representing over 50% of the Company’s Equity Securities or voting power of the Company (including any Sale of the Company), other than pursuant to Section 6.9, Section 6.10, Section 9.1 or Section 9.2(b);

(f)       sell, transfer or otherwise dispose of, or grant any encumbrance over, all or substantially all of the assets of the Company, taken as a whole, or consummate a merger, amalgamation, stock purchase, asset purchase, reorganization, consolidation, share exchange or entry into a business combination by the Company or any of its Subsidiaries with another person or entity (other than any such transaction solely by and among the Company and/or any of its wholly-owned Subsidiaries);

(g)       acquire any equity securities or any other instrument convertible into equity securities of any other Person (other than wholly-owned Subsidiaries) or enter into any joint venture or similar agreement with any Person;

(h)       (i) create, reclassify or issue (including by merger or otherwise) any Equity Securities or any equity securities of any Subsidiary or (ii) authorize any such creation, reclassification or issuance of any Equity Securities or equity securities of the Company (including any Management Incentive Units), other than any creation, reclassification and/or issuances of equity securities of any wholly owned Subsidiary of the Company that are issued solely to the Company or its wholly-owned Subsidiaries;

(i)       (i) consummate an IPO or (ii) list any Equity Securities on any securities exchange or substantially equivalent market, including any private Rule 144A market;

(j)       amend, modify, supplement or terminate any of the Company’s governing documents or the governing documents of any of its Subsidiaries;

(k)       grant any incentive equity (including any Management Incentive Units) or any incentive-equity-like compensation to any person;

(l)       change the size or composition of the Board or its committees (or similar governing bodies of any Subsidiary) other than as expressly provided in Section 5.1;

(m)       approve the annual budget (including any capital expenditures), any strategic operating or business plan and any related business policies of the Company or its Subsidiaries or make any material amendment or change thereto, including by way of example and not limitation, the Company’s accounting policies and procedures;

(n)        enter into or develop any material new line of business or amend, cease or terminate any existing (at the applicable time) material line of business; or

(o)        take any actions that would impact the tax treatment or jurisdiction of the Company.

6.13     VGO Supply. At the point the Company is ready to operate the Myrtle Grove re-refinery, the Class A Holder will enter into a supply agreement with the Company to supply vacuum gas oil to the Company in an amount sufficient to meet the Company’s requirements and of a quality suitable for upgrading into base oil. The vacuum gas oil will be supplied at a price equal to the lesser of the then-current market price and the transfer cost charged to third parties for similar volumes of vacuum gas oil at the Marrero facility, provided that for purposes of this Section 6.13 the terms “then-current market price” and “transfer cost charged to third parties” shall have the meaning determined in good faith by the Board and shall be reasonably acceptable to the Class B Holder.

Article VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

7.1       Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.3 or pursuant to applicable laws. All matters concerning (a) the determination of the relative amount of allocations and distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

7.2       Fiscal Year. The Fiscal Year of the Company shall end on December 31st of each year or such other annual accounting period as may be established by the Board.

7.3       Reports.

(a)       The Company shall use its reasonable efforts to deliver or cause to be delivered to each Class B Unitholder (provided that such Class B Unitholder together with its Affiliates holds one percent (1%) or more of the total outstanding Class A Units calculated on an As-Converted Basis) and each Class A Unitholder (provided that such Class A Unitholder together with its Affiliates holds one percent (1%) or more of the total outstanding Class A Units calculated on an As-Converted Basis) the following:

(i)       within one hundred (100) days after the end of each Fiscal Year, (a) statements of income and cash flows of the Company for such Fiscal Year, and a balance sheet of the Company as of the end of such Fiscal Year, all prepared in accordance with GAAP and audited by an independent accounting firm approved by the Class B Member and a copy of such firm’s annual management letter regarding internal controls and other matters to the Board and (b) a statement of changes in such Person’s equity and Capital Account balance for such Fiscal Year; and

(ii)       within twenty (20) days after the end of each calendar month, a monthly report, containing the Company’s monthly unaudited statements of income and cash flows for such month, a balance sheet of the Company as of the end of such month and accompanying management discussion and analysis.

(b)       The Company shall deliver or cause to be delivered (and shall use reasonable efforts to do so within ninety (90) days after the end of each Fiscal Year) to each Person who was a Member at any time during such Fiscal Year all information necessary for the preparation of such Person’s United States federal and state income tax returns. Except as set forth in the immediately preceding sentence or any separate written agreement between the Company and any Member, no Member (other than the Class A Unitholders and the Class B Holder) shall have the right to any other information from the Company, except as may be required pursuant to the Delaware Act.

7.4       Transmission of Communications. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the Board to such other Person or Persons.

Article VIII

TAX MATTERS

8.1       Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. Each Member will, upon request, supply to the Company all pertinent information in its possession relating to the operations of the Company necessary to enable the Company’s tax returns to be prepared and filed.

8.2       Tax Elections. The Taxable Year shall be the Fiscal Year set forth in Section 7.2, unless the Board shall determine otherwise in its sole discretion and in compliance with applicable laws. The Board shall, in its sole discretion, determine whether to make or revoke any available election pursuant to the Code (including, without limitation, any election pursuant to Treasury Regulation Section 301.7701-3); provided that the Company shall make an election under Section 754 of the Code that is effective for the Taxable Year ending on the date hereof. Each Member will upon request supply any information necessary to give proper effect to such election.

8.3       Tax Controversies. The Class A Holder is hereby designated the “tax matters partner” within the meaning of Section 6231(a)(7) of the Code prior to its amendment by the Revised Partnership Audit Procedures and shall be the “partnership representative” of the Company for any taxable period subject to the provisions of Section 6223 of the Code, as amended by the Revised Partnership Audit Procedures (in each such capacity, the “Tax Matters Representative”), and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Representative shall keep the Board fully informed of the progress of any examinations, audits or other proceedings, it being agreed that no holder of Units (other than the Class A Holder, in its capacity as Tax Matters Representative) shall have any right to participate in any such examinations, audits or other proceedings. Notwithstanding the foregoing, the Tax Matters Representative shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Board.

Article IX

RESTRICTIONS ON TRANSFER OF UNITS; CERTAIN TRANSFERS

9.1       Transfers by Members. No Member may sell, transfer, assign, pledge, encumber or otherwise directly or indirectly dispose of (any of the foregoing, a “Transfer”) any interest in any Units, including to the Company or any of its Subsidiaries, without the prior written consent of a majority of the Class A Holders and a majority of the Class B Holders, except Transfers pursuant to and in accordance with (a) Section 6.9 or (b) Section 9.2(c).

9.2       Certain Transfers of Units.

(a)       Right of First Refusal.

(i)       Subject to the restrictions on Transfer set forth in Section 9.1, in the event a Class B Unitholder is permitted and desires to sell all, but not less than all, of the Class B Units then held thereby, such Class B Unitholder shall, at least 30 calendar days prior to engaging in any process or discussions with any potential acquirers thereof, notify the Board and Class A Unitholders in writing thereof and provide the Class A Unitholders the opportunity to purchase such Class B Units at a price and on other terms and conditions mutually agreeable to such Class A Unitholders, such Class B Unitholders and the Board. The number of Class B Units purchased by each Class A Unitholder that elects to participate in such sale shall be equal to the product of (i) the number of Class B Units subject to such sale and (ii) the quotient of (A) the number of Class A Units held by such Class A Unitholder and (B) the total number of Class A Units held by all of the Class A Unitholders electing purchase Class B Units in such sale.

(ii)       In the event that (A) the Class A Unitholders decline to purchase any of such Class B Unitholder’s Class B Units or (B) such Class B Unitholder and the Class A Unitholders are unable to agree upon price or other terms and conditions of such purchase, such Class B Unitholder may, in accordance with the procedures and subject to the conditions provided by the Board to such Class B Unitholder in respect thereof, discuss with Qualified Purchasers the sale of such Class B Unitholder’s Class B Units; provided that prior to consummating any sale of Class B Units, such Class B Unitholder shall provide the Board with a summary of the key terms and conditions upon which a Qualified Purchaser has irrevocably agreed, subject to this Section 9.2(a)(ii), to purchase all of such Class B Unitholder’s Class B Units. The Class A Unitholders may elect to purchase such Class B Unitholder’s Class B Units at such price and on and subject to such other terms and conditions. The number of Class B Units purchased by each Class A Unitholder that elects to participate in such sale shall be equal to the product of (i) the number of Class B Units subject to such sale and (ii) the quotient of (A) the number of Class A Units held by such Class A Unitholder and (B) the total number of Class A Units held by all of the Class A Unitholders electing purchase Class B Units in such sale. If, and only if, the Class A Unitholders decline to purchase any of such Class B Unitholder’s Class B Units, then such Class B Unitholder may sell all, but not less than all, of such Class B Unitholder’s remaining Class B Units to such Qualified Purchaser, subject to the other terms and conditions set forth in this Agreement, provided that the provisions of Section 9.2(b) shall apply to such selling Class B Unitholder mutatis mutandis as if such Class B Unitholder were a Class A Unitholder.

(b)       Participation Rights.

(i)       At least twenty (20) days prior to any Transfer by any Class A Unitholder (a “Transferring Unitholder”) of any of such Transferring Unitholder’s Class A Units for value (other than pursuant Section 9.2(c)), the Transferring Unitholder will deliver written notice (the “Sale Notice”) to the Company and to the other holders of Units (the “Potential Participating Unitholders”), specifying in reasonable detail the identity of the Proposed Purchaser and the terms and conditions of the Transfer. Each Potential Participating Unitholder may elect to participate in the contemplated Transfer by delivering written notice (a “Tag-Along Notice”) to the Transferring Unitholder within fifteen (15) days after delivery of the Sale Notice. If no Tag-Along Notice is delivered to the Transferring Unitholder within such fifteen (15) day period, none of the Potential Participating Unitholders shall have the right to participate in the Transfer, and the Transferring Unitholder shall have the right for a six (6) month period to transfer to the Proposed Purchaser up to the number of Units stated in the Sale Notice, on terms and conditions no more favorable to the Transferring Unitholder than those stated in the Sale Notice. If any of the Potential Participating Unitholders has validly elected to participate in such Transfer (such Potential Participating Unitholders, the “Participating Unitholders”), each of the Transferring Unitholder and such Participating Unitholders will be entitled to sell in the contemplated Transfer, on the same economic terms (with the price paid for different classes of Units reflecting their respective proportionate share of the Total Equity Value), a number of Units equal to the product of (A) the quotient determined by dividing the number of Units owned by such person by the aggregate number of Units owned by all Unitholders participating in such sale, and (B) the number of Units to be sold in the contemplated Transfer, all calculated on an As-Converted Basis.

(ii)       Any of the Participating Unitholders may elect to sell in any Transfer contemplated under this Section 9.2 a lesser number of Units than such Participating Unitholder is entitled to sell hereunder, in which case the Transferring Unitholder shall have the right to sell an additional number of Units in such Transfer equal to the number that such Participating Unitholder has elected not to sell. The Transferring Unitholder will use commercially reasonable efforts to obtain the agreement of the Proposed Purchaser(s) to the participation of the Participating Unitholders in any contemplated Transfer, and the Transferring Unitholder will not transfer any of its Units to the Proposed Purchaser(s) unless (A) simultaneously with such Transfer, the Proposed Purchaser(s) purchase from the Participating Unitholders the Units which such Participating Unitholders are entitled to sell to such Proposed Purchaser(s) pursuant to Section 9.2(b)(i) above or (B) simultaneously with such Transfer, the Transferring Unitholder purchases (on the same terms and conditions specified in Section 9.2(b)(i) above) the number of Units from the Participating Unitholders which the Participating Unitholders would have been entitled to sell pursuant to Section 9.2(b)(i) above.

(iii)       The Transferring Unitholder and the Participating Unitholders shall bear the out-of-pocket costs of any Transfer pursuant to this Section 9.2(b) which are borne by the Transferring Unitholder, to the extent such costs are incurred for the benefit of all Persons participating in the Transfer and are not otherwise paid by the Company or the Proposed Purchaser, on a pro rata basis and in a manner giving effect to the relative rights and preferences of the Units being transferred. Costs incurred by the Participating Unitholders participating in the Transfer on their own behalf will not be considered costs of the Transfer hereunder.

(iv)       Each Participating Unitholder agrees to execute and deliver any documentation reasonably required to consummate any such Transfer; provided that (A) no Participating Unitholder shall be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (1) such Participating Unitholder’s ownership of his or its Units to be Transferred free and clear of all liens, claims and encumbrances, other than those arising hereunder, (2) such Participating Unitholder’s power and authority to effect such Transfer, (3) the valid, binding and enforceable nature of the agreements entered into by such Participating Unitholder in order to effect such Transfer, (4) the absence of any legal or contractual impediments to the Transfer of such Participating Unitholder’s Units, and (5) any other representations or warranties being made by the Transferring Unitholder solely with respect to itself in its capacity as an equityholder of the Company, but not including any representations or warranties regarding the business or prospects of the Company and/or its Subsidiaries, and (B) the indemnity obligations of each Participating Unitholder arising under the definitive documentation for such Transfer shall be several, and shall relate solely to (1) the representations and warranties described above and (2) the representations and warranties made by or relating to the Company in connection with such Transfer, but shall be limited, in the case of clause (B)(1), to such Participating Unitholder’s pro rata portion of the aggregate consideration paid to the Transferring Unitholder and all of the Participating Unitholders in such Transfer and, in the case of clause (B)(2), to the lesser of (i) such Participating Unitholder’s pro rata portion of the indemnification obligation and (ii) such Participating Unitholder’s pro rata portion of the aggregate consideration actually received by the Transferring Unitholder and all of the Participating Unitholders in such Transfer. Notwithstanding the foregoing, if a Member electing to participate does not agree to execute and deliver or does not execute and deliver any documentation required by this Section 9.2(b) or otherwise requested by the Transferring Unitholder or the Proposed Purchaser in connection with the Transfer, such Member shall not be entitled to participate in the proposed Transfer.

(c)       Permitted Transfers. The restrictions contained in Section 9.2(a) shall not apply to a Transfer pursuant to (i) a Public Sale, (ii) an Approved Sale, (iii) Section 6.9, or (iv) a Class B Holder Exempt Transfer, provided that all restrictions contained in this Agreement will continue to apply to the Units after any such Transfer pursuant to clause (v) above and the transferees of such Units pursuant to such clause shall agree in writing to be bound by the provisions of this Agreement without which written agreement any such Transfer shall be invalid and void. If the consummation of a Transfer pursuant to this Section 9.2(c) would cause an Approved Sale to occur, the provisions of Section 12.9(a) shall control such Transfer. Upon the Transfer of Units pursuant to clause (ii) of this Section 9.2(c), the transferor will deliver a written notice to the Company and the other parties to this Agreement, which notice will disclose in reasonable detail the identity of such transferee. Notwithstanding anything in this Agreement to the contrary, in connection with any Transfer permitted pursuant to this Section 9.2(c), the Class B Holder shall have the right to Transfer a proportionate number of shares of the Class B Holder (the “Blocker Shares”) (based on the proportion of its directly or indirectly owned Units being sold), rather than the Units owned by the Class B Holder, on terms and conditions no less favorable to the Class A Holder than the terms and conditions of such transaction with respect to the Transfer of Units, including the right to sell the Blocker Shares to the purchaser in such Transfer for a price equal to the amount that the Class B Holder would have otherwise received in such Transfer if the Class B Holder had sold its Units.

9.3       Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. Each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JULY 25, 2019, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE LIMITED LIABILITY COMPANY AGREEMENT, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

9.4       Transfer. Prior to Transferring any Units (other than pursuant to an Approved Sale pursuant to Section 12.9(a), a Public Sale or an IPO), the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement and any other agreements executed by holders of Units relating to such Units in the aggregate (collectively the “Other Agreements”) and to execute and deliver to the Company and the other holders of Units counterparts of this Agreement and the applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement shall be invalid and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

9.5       Assignee’s Rights.

(a)       A Transfer of any Unit in a manner in accordance with this Agreement shall be effective as of the date of assignment and compliance with the conditions to such Transfer and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b)       Unless and until an Assignee becomes a Member pursuant to Article X, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 9.6, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).

9.6       Assignor’s Rights and Obligations. Any Member who shall Transfer any Unit in a manner in accordance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 9.6, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Sections 5.8, 6.1 and 6.4 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a substituted Member in accordance with the provisions of Article X (the “Admission Date”), (a) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, including, without limitation, the obligation (together with its Assignee pursuant to Section 9.5(b)) to make and return Capital Contributions on account of such Units or other interest pursuant to the terms of this Agreement and (b) the Board may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in other agreements with the Company.

Article X

ADMISSION OF MEMBERS

10.1       Substituted Members. Subject to the provisions of Article XI hereof, in connection with the permitted Transfer of a Company Interest of a Member, the transferee shall become a Substituted Member on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.

10.2       Additional Members. Subject to the provisions of Article XI hereof, a Person may be admitted to the Company as an Additional Member only upon furnishing to the Board (a) counterparts of this Agreement and the applicable Other Agreements and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Board may deem appropriate in its discretion). Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

Article XI

WITHDRAWAL AND RESIGNATION OF MEMBERS

11.1       Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XII without the prior written consent of the Board, except as otherwise expressly permitted by this Agreement. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Board upon or following the dissolution and winding up of the Company pursuant to Article XII but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XII shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member, and such Member shall be entitled to receive the Fair Market Value of such Member’s equity interest in the Company as of the date of its resignation (or, if less, the amount that such Member would have received on account of such equity interest had such Member not resigned or otherwise withdrew from the Company), as conclusively determined by the Board, on the date which is six (6) months (or such earlier date determined by the Board) following the completion of the distribution of Company assets as provided in Article XII to all other Members. Upon a transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 9.6, such Member shall cease to be a Member.

Article XII

DISSOLUTION AND LIQUIDATION

12.1       Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)       the vote of the members of the Board holding at least a majority of the votes of all members of the Board; or

(b)       the entry of a decree of judicial dissolution of the Company under Section 35-5 of the Delaware Act or an administrative dissolution under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XII, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

12.2       Liquidation and Termination. On dissolution of the Company, the Board shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

(a)       as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of independent certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)       the liquidators shall cause the notice described in the Delaware Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

(c)       the liquidators shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine); and

(d)       all remaining assets of the Company shall be distributed to the Members in accordance with Section 4.1(a) by the end of the Taxable Year of the Company during which the last day of the plan of liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation).

The distribution of cash and/or property to the Members in accordance with the provisions of this Section 12.2 and Section 12.3 constitutes a complete return to the Members of their Capital Contributions and a complete distribution to the Members of their Company Interests and all of the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds. If any Member’s Capital Account is not equal to the amount to be distributed to such Member pursuant to Section 12.2(d), Profits and Losses for the Fiscal Year in which the Company is dissolved shall be allocated among the Members in such a manner as to cause, to the extent possible, each Member’s Capital Account to be equal to the amount to be distributed to such Member pursuant to Section 12.2(d).

12.3       Deferment; Distribution in Kind. Notwithstanding the provisions of Section 12.2, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would result in a materially adverse economic effect (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 12.2, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 12.2(d), (b) as tenants in common and in accordance with the provisions of Section 12.2(d), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Sections 4.2 and 4.3. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XIII.

12.4       Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 12.4.

12.5       Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 12.2 and 12.3 in order to minimize any losses otherwise attendant upon such winding up.

12.6       Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

12.7       Public Offering.

(a)       If at any time an IPO of any of the Equity Securities of the Company to be registered under the Securities Act is approved by the Board and pursuant to Section 6.12(i), the Members and the Company will take all necessary or desirable actions in connection with the consummation of such registered offering; provided that no Member will be required to incur any expense in connection with such registered offering or any reorganization of the Company related thereto (unless such expenses are reimbursed by the Company or such Member is selling Equity Securities in such registered offering). It is the intent of the Members that immediately prior to the initial registered offering of Equity Securities of the Company, regardless of whether pursuant to the immediately preceding sentence and regardless of whether pursuant to a sale by the Company or by any Member, (i) a Delaware corporation will be incorporated (the “Entity”), (ii) the Equity Securities of the Company will be recapitalized or reorganized (whether by merger, exchange, contribution, a combination of the foregoing or otherwise) at the Board’s election into (A) a single class of common stock of the Entity or (B) classes of capital stock of the Entity which have the same relative rights and preferences as such Equity Securities and (iii) each Member hereby agrees that it will consent to and vote for a recapitalization, reorganization or exchange of the existing Equity Securities of the Company into capital stock of the Entity that the Board finds acceptable in its discretion (consistent with the requirements of clause (ii) above) and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization or exchange. Without limiting the generality of the foregoing, each Member hereby waives any and all dissenter’s rights, appraisal rights or similar rights in connection with such recapitalization, reorganization or exchange. The securities to be so held by the Members will be allocated among the Members (or additional securities will be issued to one or more Members) so that, immediately after such recapitalization, reorganization or exchange, each Member holds securities having an aggregate value equal to the amount which such Members would have received if, immediately prior to such recapitalization, reorganization or exchange, the Company had distributed to its Members an aggregate amount equal to the aggregate value of the securities which are to be held by all Members immediately after such recapitalization, reorganization or exchange in a complete liquidation immediately prior to such recapitalization, reorganization or exchange, with each share of such securities, if any, offered to the public as part of such offering having a “value” for such purposes equal to the price per share of sales to the public as part of such offering.

(b)       If at any time the conversion of the Company into a corporation is approved by the Board and pursuant to Section 6.12(e) (whether by way of a statutory conversion, merger, consolidation or any other form of reorganization), in connection with any such conversion the Company (or its successor corporation) will enter into a registration rights agreement with the Class A Holder, the Class B Holder and any other Members that the Board shall determine, containing customary terms and conditions which shall include, without limitation, customary long-form and short-form demand and piggyback registration rights for the Class A Holder and customary piggyback registration rights for the Class B Holder. The Company (or its successor corporation) shall pay all costs and expenses arising from or related to any such registrations.

(c)       If the Class A Holder and/or any of its Affiliates sell any of their Equity Securities in any IPO, then each of the Class B Unitholders shall have the right to participate and sell in such IPO (subject to underwriter restrictions), on the same economic terms, the percentage of their Equity Securities received in the reorganization described in Section 12.7(a) equal to the percentage of Equity Securities sold by the Class A Holder and its Affiliates received in the reorganization described in Section 12.7(a). By way of example only, if the Class A Holder and its Affiliates sell ten percent (10%) of the Equity Securities received pursuant to Section 12.7(a) in an IPO, then each Class B Unitholder shall be entitled to sell ten percent (10%) of the Equity Securities it receives pursuant to Section 12.7(a) in such IPO.

12.8       Preemptive Rights.

(a)       Subject to the provisions of Section 12.8(b) below, if the Company proposes to issue and sell any of its debt or Equity Securities (other than issuances of (i) Equity Securities issued by the Company or any of its Subsidiaries to the target of an acquisition, its Affiliates or equityholders in connection with the acquisition of Equity Securities or assets constituting a line of business of another Person that is not an Affiliate of the Company or any Member, (ii) any Equity Securities issued by the Company to any of the Company’s or any Subsidiary’s lenders as part of a financial restructuring transaction, provided that none of such lenders are an Affiliate of any Member, or (iii) Management Incentive Units), the Company will offer to sell to the Class A Holder and the Class B Unitholders (or their respective designees, subject to the last sentence of this Section 12.8(a)) (each, a “Preemptive Holder” and collectively, the “Preemptive Holders”) a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to the product of the percentage such Preemptive Holder holds of all Class A Units then outstanding calculated on an As-Converted Basis, multiplied by the number of securities proposed to be issued and sold by the Company in any such transaction or series of related transactions, all on the same economic terms (including, without limitation, price and liquidation preferences) and otherwise on substantially the same terms and conditions (taking into account and in a manner consistent with the relative size of the investment by each of the other Unitholders) as the securities that are being offered in such transaction or series of transactions; provided that if the offeree in such transaction or series of transactions is required also to purchase other equity or debt securities of the Company, any Preemptive Holder exercising its rights pursuant to this Section 12.8 shall also be required to purchase the same strip of securities (on the same economic terms and conditions) that such offeree is required to purchase.

(b)       Notwithstanding the foregoing, the provisions of this Section 12.8 shall not be applicable to the issuance of securities (i) upon the conversion of Equity Securities of one class into Equity Securities of another class, (ii) upon the conversion of any duly authorized convertible debt or debentures into Equity Securities, or (iii) upon a Unit split or other subdivision or combination of the outstanding Equity Securities.

(c)       In connection with the issuance or sale of any debt or Equity Securities to which the preemptive rights described in this Section 12.8 apply, the Company will cause to be given to each Preemptive Holder a written notice setting forth in reasonable detail the terms and conditions upon which it may purchase such securities pursuant to its rights contained in Section 12.8(a) (the “Preemptive Notice”). After receiving a Preemptive Notice, if such Preemptive Holder wishes to exercise the preemptive rights granted by this Section 12.8 such Preemptive Holder must give notice to the Company in writing, within ten (10) Business Days after the date that such Preemptive Notice is given, that such Preemptive Holder irrevocably agrees to purchase the shares or other securities offered pursuant to this Section 12.8 on the date of sale to such offeree (the “Preemptive Reply”). If a Preemptive Reply is not delivered in accordance with this Section 12.8, securities offered to such Preemptive Holder in accordance herewith may thereafter, for a period not exceeding one-hundred-twenty (120) days following the expiration of such ten (10) Business Day period, be issued, sold or subjected to rights or options to any purchaser at a price not less than the price at which they were offered to such Preemptive Holder and on other terms and conditions no more favorable in the aggregate to the purchasers thereof than those offered to such Preemptive Holder. Any such securities not so issued, sold or subjected to rights or options to any purchaser during such one-hundred-twenty (120) day period will thereafter again be subject to the preemptive rights provided for in this Section 12.8. Notwithstanding anything to the contrary in this Section 12.8, in the event that the Board determines that the Company needs the proceeds of all or a portion of any investment sooner than the process set forth herein would allow, then the Class A Holder shall have the right to purchase the entire amount of such securities immediately and thereafter either offer an equivalent portion of such securities as that otherwise provided herein to each Preemptive Holder or request the Company promptly to offer additional securities (in the equivalent amounts otherwise provided herein) to each Preemptive Holder.

12.9       Approved Sale.

(a)       If the Class A Unitholders and the Class B Holder, pursuant to Section 6.12(e), or the Class B Unitholders, pursuant to Section 6.9 (the “Approving Unitholders”) approve a sale of all or substantially all of the Company’s assets determined on a consolidated basis or a sale of all of the Company’s outstanding Units to any prospective transferee or group of prospective transferees (whether by merger, exchange, contribution, recapitalization, consolidation, reorganization, combination or otherwise) (collectively an “Approved Sale”), the Company shall deliver written notice to the Unitholders, setting forth in reasonable detail the terms and conditions of the Approved Sale (including, to the extent then determined, the consideration to be paid with respect to each class of Units eligible to participate in such Approved Sale). Each Unitholder will be deemed to have consented to and agrees to raise no objections against (and to confirm such consent in writing to) such Approved Sale. If the Approved Sale is structured as (i) a merger, consolidation or other transaction for which dissenter’s rights, appraisal rights or similar rights are available under applicable law, each Unitholder will waive any and all dissenter’s rights, appraisal rights or similar rights in connection with such transaction or (ii) a sale of Units (including by recapitalization, consolidation, reorganization, combination or otherwise), each Unitholder will agree to sell all of its Units and rights to acquire Units on the terms and conditions approved by the Approving Unitholders and to sign any definitive written sale agreement that is signed by the Approving Unitholders with respect to such sale, so long as such terms and conditions are not contrary to the provisions of this Section 12.9. Each Unitholder shall be obligated to join in writing on a pro-rata basis (based upon the consideration paid in respect of such Unitholder’s Units in such Approved Sale in relation to the aggregate consideration paid in respect of all Units in such Approved Sale) in any indemnification, escrow, holdback or other obligations that the Company or the Approving Unitholders agrees to provide in connection with the Approved Sale (other than any such non-escrow obligations that relate solely to a particular Unitholder, such as indemnification with respect to representations and warranties given by a Unitholder regarding such Unitholder’s title to and ownership of Units, in respect of which only such Unitholder shall be liable). In addition, each such Unitholder shall agree in writing to the same individual covenants applicable to all Unitholders in their capacity as such (which, for the avoidance of doubt, shall not include any non-competition or non-solicitation covenants). Each such Unitholder will take all reasonably necessary actions in connection with the consummation of the Approved Sale as reasonably requested by the Approving Unitholders.

(b)       The obligations of the Unitholders with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale and subject to the provisions of this Agreement, each Unitholder will receive its pro-rata share of the aggregate consideration received by other holders of Units in the same form of consideration as any other holder of Units (which portion of consideration, subject to the provisions of this Agreement, shall reflect that as such Unitholder would have received if the aggregate consideration paid in connection with closing such Approved Sale had been paid directly to the Company and then distributed by the Company in a complete liquidation (but without the Company paying any amounts in such liquidation with respect to any obligations that are being assumed by the buyer in connection with such Approved Sale)); (ii) if any holders of Units are given an option as to the form and amount of consideration to be received, each holder of Units will be given the same option; (iii) in no event shall a Unitholder be liable, in connection with any indemnification obligations relating to an Approved Sale, for an amount in excess of the consideration received or receivable by such Unitholder in connection with such Approved Sale, and (iv) no Unitholder shall be required to make any representations and warranties not made by all the other Unitholders in connection with an Approved Sale (except representations and warranties regarding (A) such Unitholder’s ownership of his or its Units to be Transferred free and clear of all liens, claims and encumbrances, other than those arising hereunder, (B) such Unitholder’s power and authority to effect such Approved Sale, (C) the valid, binding and enforceable nature of the agreements entered into by such Unitholder in order to effect such Approved Sale and (D) the absence of any legal or contractual impediments to the Approved Sale of such Unitholder’s Units).

(c)       If the Company or the holders of the Company’s Equity Securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a sale of assets, merger, consolidation or other reorganization), the Unitholders, at the request of the Company, will appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission) reasonably acceptable to the Board. If any such Unitholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any such Unitholder declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(d)       Each Unitholder shall bear the out-of-pocket costs of any sale of Units pursuant to an Approved Sale, to the extent such costs are incurred for the benefit of all such Unitholders and are not otherwise paid by the Company or the acquiring party, in the same proportion in which such Unitholders receive the net proceeds realized by the Company from such Approved Sale. Costs incurred by the Class B Unitholder on their own behalf will not be considered costs of the transaction hereunder.

(e)       Subject to the other provisions of this Section 12.9, each Unitholder, whether in his or its capacity as an equity holder, officer or manager of the Company, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to consummate an Approved Sale and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise reasonably cooperating with the Approving Unitholders and the prospective purchaser. In connection with an Approved Sale, each Unitholder hereby appoints the Approving Unitholders (i) as the Member representative to act on behalf of all of the Members and (ii) as its true and lawful proxy and attorney-in-fact, with full power of substitution, to transfer such Units (but solely in compliance with the terms of this Section 12.9) and to execute any purchase agreement or other documentation (but solely in compliance with the terms of this Section 12.9) required to consummate such Approved Sale. The powers granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive death, incompetency or dissolution of any such Member.

(f)       The Approving Unitholders shall, in their sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Approved Sale and the terms and conditions thereof. No Approving Unitholder nor any Affiliate of any Approving Unitholder shall have any liability to any Member arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Approved Sale except to the extent such Approving Unitholder shall have failed to comply with the provisions of this Section 12.9.

12.10       Efficient Structure in Event of Approved Sale or IPO. In the event of an Approved Sale or IPO, the Company and each of its Members will work to structure such Approved Sale or IPO to maximize the after-tax return to the Class A Unitholders’ and Class B Unitholders’ direct or indirect stockholders in connection therewith to the extent that such structure is not materially economically detrimental to the Company.

Article XIII

VALUATION

13.1       Determination. “Fair Market Value” of any asset, property or equity interest means the amount which a seller of such asset, property or equity interest would receive in an all-cash sale of such asset, property or equity interest in an arm’s-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), in each case, as such amount is determined by the Board (or, if pursuant to Section 12.3, the liquidators) in its good faith judgment and using all factors, information and data deemed to be pertinent.

Article XIV

GENERAL PROVISIONS

14.1       Amendments. This Agreement may only be amended or modified upon the consent of the Board and the consent or approval of the Members holding a majority of the Class A Units and the consent or approval of the Class B Holder.

14.2       Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held only in the name of the Company or a wholly-owned Subsidiary of the Company. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

14.3       Addresses and Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally or, (b) sent by registered or certified mail, postage prepaid, (c) sent by reputable overnight courier (charges prepaid) or (d) via facsimile confirmed in writing in any of the foregoing manners, to the addresses set forth below, in each case with a follow-up email to the email addresses listed below notifying the addressee of the delivery of such notice or other communication in the manner set forth in clause (b) above, as applicable.

If to the Company:	Vertex Refining Myrtle Grove LLC c/o Vertex Energy Operating, LLC 1331 Gemini Street, Suite 250 Houston, TX 77058 Attn: Benjamin Cowart Facsimile: 281-754-4185 E-mail: benc@vertexenergy.com

with a copy (which shall not constitute notice) to:	James P. Gregory, Esq. c/o Ruddy Gregory Law, PLLC 44 Cook Street, #640 Denver, CO 80206 Facsimile: (303) 265-9046 E-mail: jgregory@ruddylaw.com

If to the Class B Holder:

Tensile-Myrtle Grove Acquisition Corporation
c/o Tensile Capital Management, LLC
700 Larkspur Landing Circle, Suite 255
Larkspur, CA 94939

Attention: Douglas J. Dossey and Neal Barcelo

Facsimile No.: (415) 830-8178
E-mail: ddossey@tensilecapital.com and nbarcelo@tensilecapital.com

with a copy (which shall not constitute notice) to:	Kirkland & Ellis LLP
555 California Street, Suite 2700
San Francisco, CA 94105
Attention: Noah D. Boyens, P.C. and Chris Harding
Facsimile No.: (415) 439-1500
E-mail: noah.boyens@kirkland.com and chris.harding@kirkland.com

If to the Class A Holder:

Vertex Energy Operating LLC

1331 Gemini Street, Suite 250

Houston, TX 77058

Attn: Benjamin Cowart, President

Facsimile No: (281) 754-4185

E-mail: benc@vertexenergy.com

James P. Gregory, Esq.

c/o Ruddy Gregory Law, PLLC

44 Cook Street, #640

with a copy (which shall not constitute notice) to:	Denver, CO 80206 Facsimile: (303) 265-9046 E-mail: jgregory@ruddylaw.com
If to any other Member:	At such address as indicated in the Company’s records, or at such other address or to the attention of such other person as such Member has specified by prior written notice to the sending party.

If sent by mail, notice shall be considered delivered five (5) Business Days after the date of mailing; if sent by overnight courier with a nationally recognized courier, notice shall be considered delivered the next Business Day after the date of mailing; and if sent by any other means set forth above, notice shall be considered delivered upon actual delivery thereof. Any party may by notice to the other parties change the address to which notice or other communications to it are to be delivered or mailed.

14.4       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

14.5       Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

14.6       Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

14.7       Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

14.8       Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and in connection therewith the parties agree to jurisdiction and venue therein. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14.9       Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.10       Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

14.11       Delivery by Facsimile or Email. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of facsimile or email (including PDF), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use or delivery of a facsimile or email of a signature or the fact that any signature or agreement or instrument was transmitted or communicated electronically or through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

14.12       Offset. Whenever the Company is to pay any sum to any Member or any Related Party thereof, any amounts that such Member or such Related Party owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment.

14.13       Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14.14       Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

14.15       Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation and shall be interpreted without limitation. The use of the words “or,” “either” and “any” shall not be exclusive. The terms “hereby,” “hereof,” “hereunder,” and any similar terms as used in this Agreement shall refer to this Agreement. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

*   *   *   *   *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Limited Liability Company Agreement as of the date first written above.

TENSILE-MYRTLE GROVE ACQUISITION CORPORATION

By:	/s/ Douglas J. Dossey

Name: Douglas J. Dossey
Title: Director

VERTEX ENERGY OPERATING, LLC

By:	/s/ Benjamin P. Cowart

Name: Benjamin P. Cowart
Title: CEO

Vertex Refining Myrtle Grove LLC -
Limited Liability Company Agreement}

 S-1

SCHEDULE I

Members, Commitments and Units Held

Contributions

Member	Contribution

Tensile-Myrtle Grove Acquisition Corporation	$3,000,000

Vertex Energy Operating, LLC	$21,666,667

Units Held

Member	Class A Units	Class B Units

Tensile-Myrtle Grove Acquisition Corporation	0	4,000

Vertex Energy Operating, LLC	21,667	0